Exhibit 10.08

THE NEW SWANK, INC. RETIREMENT PLAN (as amended and restated effective January 1, 2011)

TABLE OF CONTENTS

PAGE

ARTICLE I - DEFINITIONS	2
1.1 Account	2
1.2 Beneficiary	3
1.3 Board	3
1.4 Break in Service	3
1.5 Claims Supervisor	4
1.6 Code	4
1.7 Committee	4
1.8 Company	4
1.9 Compensation	4
1.10 Controlled Group	5
1.11 Disability or Disabled	5
1.12 Eligibility Period of Service	5
1.13 Employee	5
1.14 Employer	5
1.15 Entry Date	6
1.16 ERISA	6
1.17 Exempt Loan	6
1.18 Fiduciary	6
1.19 401(k) Contributions	6
1.20 Former Participant	6
1.21 Highly-Compensated Employee	6

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1.22 Hour of Service	7
1.23 Investment Fund	7
1.24 Investment Manager	7
1.25 Key Employee	7
1.26 Leased Employee	8
1.27 Leave of Absence	8
1.28 Matching Contributions	8
1.29 Named Fiduciary	8
1.30 New ESOP Non-Voting Shares	9
1.31 New ESOP Voting Shares	9
1.32 Participant	9
1.33 Permissive Aggregation Group	9
1.34 Plan	9
1.35 Plan Administrator	9
1.36 Plan Year; Limitation Year	9
1.37 Qualified Non-Elective Contributions	9
1.38 Qualifying Employer Securities	9
1.39 Required Aggregation Group	9
1.40 Restatement Date	9
1.41 Retirement Age/Date	10
1.42 Rollover Contribution	10
1.43 Termination of Employment	10
1.44 Top-Heavy Determination Date	10
1.45 Top-Heavy Plan Year	10

1.46 Top-Heavy Ratio	10
1.47 Top-Heavy Valuation Date	11
1.48 Trust Agreement	11
1.49 Trustee	11
1.50 Trust Fund	11
1.51 Valuation Date	11
1.52 Vesting Years of Service	11
ARTICLE II - ELIGIBILITY AND PARTICIPATION	13
2.1 Requirements For Eligibility and Participation	13
2.2 Designation of Beneficiary	13
2.3 Effect of Leave of Absence	13
2.4 Termination of Employment	14
ARTICLE III - CONTRIBUTIONS	15
3.1 401(k) Contributions	15
3.2 Catch-up Contributions	15
3.3 Matching Contributions	15
3.4 New ESOP Contributions	15
3.5 Qualified Non-Elective Contributions	16
3.6 Time of Payment	16
3.7 Contributions After Normal Retirement Age	16
3.8 Return of Employer Contributions; Deductibility	16
3.9 Limitations on 401(k) Contributions; Excess Deferrals	17
3.10 Limitations on 401(k) Contributions; Excess Deferral Contributions	18
3.11 Limitation on Matching Contributions	21

3.12 Maximum Annual Addition to a Participant’s Account	24
3.13 Adjustment for Excessive Annual Additions	24
3.14 Top Heavy Limitations	24
3.15 Rollover Contributions	25
ARTICLE IV - ALLOCATION OF CONTRIBUTIONS AND ADMINISTRATION OF TRUST FUNDS	26
4.1 Establishment of Separate Accounts	26
4.2 Allocations To Accounts	26
4.3 Valuation of Trust Fund	27
4.4 Valuation of Qualifying Employer Securities	27
ARTICLE V - INVESTMENT OF TRUST FUND	29
5.1 Investment Control	29
5.2 Participant Investment Elections	29
5.3 Investment of Voting Shares Contributions Accounts	29
5.4 Investment of Non-Voting Shares Contributions Accounts	32
5.5 Registration of Qualifying Employer Securities	33
5.6 Adjustments	33
ARTICLE VI - BENEFITS	34
6.1 Termination Prior to Retirement Date	34
6.2 Retirement Benefits	36
6.3 Disability Benefit	36
6.4 Death Benefits	37
ARTICLE VII - ESOP RULES	39
7.1 Put Option	39

7.2 Right of First Refusal	39
7.3 Nonterminable Protections and Rights	40
7.4 Special Rule for Non-Voting Shares Contributions Accounts	41
7.5 Diversification Option	41
ARTICLE VIII - PAYMENT OF BENEFITS	42
8.1 Hardship Withdrawals	42
8.2 Withdrawals From Employee and Rollover Accounts	44
8.3 Age 59½ Withdrawals	44
8.4 Direct Rollover Distributions	44
8.5 Commencement of Benefits	45
8.6 Form of Payment	46
8.7 Election of Benefits	47
8.8 Cash Out	48
8.9 Inability to Ascertain Value of Account Balance	48
8.10 Postponement of Commencement of Benefits In Certain Cases	49
8.11 Payment or Distribution in Full Satisfaction: Receipt and Release	49
8.12 Benefits of Unlocated Persons	49
8.13 Minimum Distribution Requirements	49
ARTICLE IX - ADMINISTRATION OF PLAN	54
9.1 Allocation of Powers Among Board Trustee and Committee	54
9.2 Number and Appointment of Committee	54
9.3 Acceptance, Removal and Resignation of Committee	54
9.4 Organization of Committee and Meetings	54
9.5 Committee Actions	54

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9.6 Execution of Documents	55
9.7 Agent for Service of Process	55
9.8 General Powers of Committee	55
9.9 Allocation of Powers Among Committee Members	56
9.10 Delegation of Powers by Committee	56
9.11 Claims For Benefits and Appeals	56
9.12 Basic Fiduciary Responsibilities	58
9.13 Co-Fiduciary Liability	58
9.14 Review Where Duties or Responsibilities Are Allocated or Delegated	58
9.15 Fiduciary Liability In Event of Allocation or Delegation of Responsibilities	58
9.16 No Compensation For Committee Membership	59
9.17 Committee Member as Participant	59
9.18 Payment of Expenses	59
9.19 Withholding of Benefits in the Event of Dispute	59
9.20 Indemnification of Fiduciaries	59
9.21 Right of Board to Transfer Power	59
9.22 Conclusive Effect of Committee Decisions	59
ARTICLE X - AFFILIATED EMPLOYERS	60
10.1 Adoption of Plan and Trust By Members of the Controlled Group	60
10.2 Appointment of Company as Agent of Adopting Employers	60
10.3 Right of Employer To Withdraw From or Terminate Participation	60
10.4 Procedure Upon Withdrawal From Participation	60
10.5 Procedure Upon Termination of Plan by Employer	60
ARTICLE XI - AMENDMENT OF PLAN	61

11.1 Amendment of Plan by the Board	61
11.2 Amendment of Plan by the Committee	61
11.3 Limitations	61
11.4 Amendment To Vesting Schedule	61
11.5 Merger or Consolidation of Plan or Transfer of Assets	62
ARTICLE XII - DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION OF PLAN AND TRUST	63
12.1 Intent	63
12.2 Termination of Plan by the Company	63
12.3 Vesting Upon Termination of Plan	63
12.4 Continuance of Trust Fund After Termination of Plan	63
12.5 Administration	63
12.6 Distribution of Trust Fund Assets	63
ARTICLE XIII - CERTAIN PROVISIONS AFFECTING THE EMPLOYER	65
13.1 No Contract Between Employer and Employee	65
13.2 Employer Not Liable for Benefit Payments	65
13.3 Information to be Furnished by the Employer	65
13.4 Reliance on written Communications	65
ARTICLE XIV - MISCELLANEOUS PROVISIONS	66
14.1 No Diversion of Trust Fund	66
14.2 Non-Alienation of Benefits	66
14.3 Qualified Domestic Relations Order	66
14.4 Mailing of Policies, Payments and Notices	66
14.5 Necessary Parties in Certain Actions and Proceedings	67

14.6 Internal Revenue Service Approval	67
14.7 Binding Nature of Agreement	67
14.8 Construction	67
14.9 Headings	67
14.10 Gender and Number	67
14.11 Provisions Severable	67

THE NEW SWANK, INC. RETIREMENT PLAN

WHEREAS, Swank, Inc., a corporation organized and existing under the laws of the. State of Delaware (hereinafter called the “Company”), adopted the Swank, Inc. Employee Stock Ownership Plan, amended and restated effective January 1, 1985 (“Prior ESOP No. 1”); the Swank, Inc. Employee Stock Ownership Plan No. 2, amended and restated effective January 1, 1985 (“Prior ESOP No. 2”) (the “Prior ESOP No. 1” and “Prior ESOP No. 2” are hereinafter collectively referred to as the “Prior ESOPs”); and the Swank, Inc. Savings Plan, amended and restated effective January 1, 1985 (“Prior 401(k) Plan”); and

WHEREAS, the Company merged the Prior ESOPs with the Prior 401(k) Plan effective as of January 1, 1994, and amended and restated the Prior 401(k) Plan and the Prior ESOPs, effective as of January 1, 1989, and renamed the plans The New Swank, Inc. Retirement Plan (“Plan”); and

WHEREAS, the Company deems it advisable to amend and restate the Plan in order to comply with certain recent legislative changes and to reflect certain other changes; and

WHEREAS, the right is expressly reserved to the Company under the Plan to amend it at any time:

NOW THEREFORE, the Company does hereby amend and restate the Plan, effective January 1, 2011, except as otherwise specified herein or provided by law, as follows:

ARTICLE I - DEFINITIONS

When used herein, the following words shall have the following meanings, unless the context clearly indicates otherwise.

1.1        Account.  The term “Account” means one or more of several accounts established by and maintained by the Plan Administrator to record the interest of a Participant in the Plan and shall include any or all of the following, where appropriate:

(a)           401(k) Contributions Account means the subaccount established under Section 4.1 attributable to 401(k) Contributions, as adjusted to reflect earnings and losses thereon.

(b)           Matching Contributions Account means the subaccount established under Section 4.1 pursuant to Section 3.3 attributable to Matching Contributions, as adjusted to reflect earnings and losses thereon.

(c)           Old ESOP Non-Voting Shares Contributions Account means the subaccount established under Section 4.1 attributable to shares acquired without the use of a loan prior to 1982, or acquired using excess assets from certain of the Employer’s terminated pension plans, and allocated to participants’ Accounts pursuant to the terms of Prior ESOP No. 2 prior to 1986, as adjusted to reflect earnings and losses thereon.

(d)           Old ESOP Voting Shares Contributions Account means the subaccount established under Section 4.1 attributable to shares acquired by means of a loan, and allocated to participants’ Accounts prior to July 1, 1989 pursuant to the terms of Prior ESOP No.1, as adjusted to reflect earnings and losses thereon.

(e)           New ESOP Non-Voting Shares Contributions Account means the subaccount established under Section 4.1 attributable to New ESOP Non-Voting Shares Contributions and or cash pursuant to Section 3.4, as adjusted to reflect forfeitures and earnings and losses thereon.

(f)           New ESOP Voting Shares Contributions Account means the subaccount established under Section 4.1 attributable to New ESOP Voting Shares Contributions and or cash pursuant to Section 3.4, as adjusted to reflect forfeitures and earnings and losses thereon.

(g)           KSOP Voting Shares Contributions Account means the account established under Section 4.1 attributable to employer matching contributions under the Plan that were made in voting shares of stock of the Employer, as described in Section 5.3, as safe harbor matching contributions for the 2000 Plan Year, as adjusted to reflect earnings and losses thereon.

(h)           KSOP Non-Voting Shares Contributions Account means the account established under Section 4.1 attributable to employer matching contributions under the Plan that were made in non-voting shares of stock of the Employer, as described in

Section 5.4, as safe harbor matching contributions for the 2000 Plan Year, as adjusted to reflect earnings and losses thereon.

(i)           Employee Account means the account established under Section 4.1 attributable to a Participant’s Employee Account under the Prior 401(k) Plan (reflecting after-tax employee contributions made under the Prior 401(k) Plan on or before December 31, 1988), as adjusted to reflect earnings and losses thereon.

(j)           Rollover Account means the account established under Section 4.1 attributable to Rollover Contributions, as adjusted to reflect earnings and losses thereon.

The term “Account Balance” means the aggregate balances in all of a Participant’s accounts as listed in paragraphs (a) - (j) above.  The term “Discretionary Contribution Account” means all of the accounts listed in paragraphs (b), (e) and (f) above collectively, a combination of such accounts, or any of such accounts individually.  The term “ESOP Account Balances” or “ESOP Accounts” means the aggregate balances in a Participant’s accounts listed in paragraphs (c) - (f) above. The term “401(k) Account Balances” or “401(k) Accounts” means the aggregate balances of a Participant’s accounts listed in paragraphs (a), (b), (g) and (h) above.

1.2        Beneficiary.  The term “Beneficiary” means such person or persons or legal entity as may be designated by a Participant to receive benefits hereunder after his or her death.  In the event of the absence, lapse or failure of such designation for any reason whatsoever, the term Beneficiary shall mean: (a) the Participant’s surviving spouse, if any, (b) if the Participant dies without a spouse surviving; his or her issue in equal shares per stirpes; or (c) if the Participant dies without a spouse or issue surviving, his or her executor or legal representative.  Notwithstanding any other provision of the Plan to the contrary, any Beneficiary designation or change of Beneficiary designation by a Participant which would result in the designation of a Beneficiary other than the Participant’s spouse shall not be effective unless (i) the Participant’s spouse consents to the designation or change (or has previously so consented) or (ii) it is established to the satisfaction of the Committee that such consent cannot be obtained because the Participant’s spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Department of Treasury.  Any consent by a Participant’s spouse must be in writing, must acknowledge the effect of the designation or change being made by the Participant and must be notarized or witnessed by a member of the Committee.

1.3        Board.  The term “Board” means the Board of Directors of the Company, or any committee appointed by the Board and serving at the pleasure of the Board which is given authority to exercise some or all of the powers of the Board with respect to the Plan, the Trust Agreements and the Trust Fund.

1.4        Break in Service.  The term “Break in Service” means the applicable computation period during which an Employee has not completed more than five-hundred (500) Hours of Service with the Employer.  Further, solely for the purpose of determining whether a Participant has incurred a Break in Service, Hours of Service shall be recognized for a Leave of Absence and any “maternity and paternity leave of absence.”  A “maternity and paternity leave of absence” means an absence from work for any period by reason of an Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.  For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a Break in Service, or, in any other case, in the immediately following computation period.  The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day.  The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a Break in Service.

1.5        Claims Supervisor.  The term “Claims Supervisor” means the person designated by the Committee as the Claims Supervisor.

1.6        Code.  The term “Code” means the Internal Revenue Code of 1986, as amended.

1.7        Committee.  The term “Committee” means the committee provided for in Article IX.

1.8        Company.  The term “Company” means Swank, Inc., a Delaware corporation, or any successor thereof.

1.9        Compensation.  The term “Compensation” means, with respect to any Participant, such Participant’s wages for the Plan Year within the meaning of Code Section 3401(a) (for the purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).  For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.  Compensation shall not include contributions to any other retirement, pension or profit sharing plan or trust, stock options and any gain or income attributable thereto.

Compensation shall be limited to $200,000, as adjusted under Code Section 401(a)(17)(B).  For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

For a Participant’s initial year of participation, Compensation shall be recognized as of such Employee’s effective date of participation in the component of the Plan for which Compensation is being used pursuant to Section 3.2.

For purposes of applying the limitations of Code Section 415, “Compensation” shall include (a) any elective deferral (as defined in Code Section 402(g)(3)) paid or made available during such limitation year, (b) any amount which is contributed or deferred by the employer at the election of the Participant paid or made available during such limitation year and which is not includible in the gross income of the employee by reason of Code Sections 125, 132(f) or 457, (c) regular pay after severance of employment from the Employer if (i) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, (ii) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer, and (iii) the payments are made by the later of 2½ months after severance from employment or by the end of the “limitation year” that includes the date of such severance from employment, and (d) leave cash-outs if (i) such amounts would have been included in the 415 Compensation if they were paid prior to the Participant’s severance from employment, (ii) the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued, and (iii) the payments are made by the later of 2½ months after severance from employment or by the end of the “limitation year” that includes the date of such severance from employment.  “Compensation” shall not include amounts earned but not paid during the “limitation year” solely because of the timing of pay periods and pay dates.

1.10        Controlled Group.  The term “Controlled Group” means (a) any Controlled Group of corporations as defined in Code Section 414(b) in which the Company is a member; (b) any trades or businesses, whether incorporated or not, under common control as defined in Code Section 414(c), of which the Company is a part, and (c) any Affiliated Service Group, as defined in Code Section 414(m), in which the Company is a member.

1.11        Disability or Disabled.  The terms “Disability or Disabled” mean the eligibility for disability benefits under the policy of insurance maintained by the Company to provide long-term disability benefits.

1.12        Eligibility Period of Service.  The term “Eligibility Period of Service” means the twelve (12) consecutive month period commencing on an Employee’s date of employment and thereafter the first Plan Year commencing on or after such Employee’s date of employment and each Plan Year thereafter in which such Employee is first credited with at least one thousand (1,000) Hours of Service.

1.13        Employee.  The term “Employee” means a person employed by the Employer, including a leased Employee (unless the provisions of Code Section 414(n)(5) are satisfied in respect of such leased Employee).

1.14        Employer.  The term “Employer” means the Company and any members of the Controlled Group which the Board may authorize to adopt this Plan and which shall adopt this Plan under such terms and conditions as the Board may specify.

1.15        Entry Date.  The term “Entry Date” means (i) with respect to 401(k) Contributions and New ESOP Contributions, the first day of each calendar month and (ii) with respect to Matching Contributions, July 1 and January 1 of each Plan Year.

1.16        ERISA.  The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.17        Exempt Loan.  The term “Exempt Loan” shall mean a loan or other extension of credit to the Plan to enable the Plan to acquire within a reasonable time Qualifying Employer Securities or, to the extent permitted by law, to refinance a prior Exempt Loan.

1.18        Fiduciary. The term “Fiduciary” means a person or entity who, in accordance with ERISA Section 3(21), (a) exercises any discretionary authority or discretionary control respecting management of the Plan, (b) exercises any authority or control respecting management or disposition of Plan assets, (c) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has the authority or responsibility to do so, or (d) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.19        401(k) Contributions.  The term “401(k) Contributions” means contributions made by an Employer pursuant to Section 3.1.

1.20        Former Participant. The term “Former Participant” means a Participant whose employment with the Employer has terminated because of retirement, Disability or other Termination of Employment and who has not received the full benefit to which he or she is entitled hereunder.

1.21        Highly-Compensated Employee.  The term “Highly-Compensated Employee” means any Employee who:

(a)           was a five percent (5%) owner of the Company (as defined in Code Section 416(i)(1)) during the “determination year” or “look-back year”; or

(b)           earned more than $80,000 (as increased by cost-of-living adjustments in accordance with Code Section 414(q)) of compensation (determined in accordance with the requirements of Code Section 414(q)) from the Company during the “look-back year.”

An Employee who separated from Service prior to the “determination year” shall be treated as a Highly-Compensated Employee for the “determination year” if such Employee was a Highly-Compensated Employee when such Employee separated from Service, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the “determination year” shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee.  The “look-back year” shall be the twelve (12) month period immediately preceding the “determination year”.

1.22        Hour of Service.  The term “Hour of Service” means each completed hour during the applicable computation period (including overtime) for which an Employee is directly or indirectly paid or entitled to payment for the performance of services for a member of the Controlled Group (including service as a Leased Employee of such member, but not including severance or termination pay) and for periods of vacation, holiday, jury duty, sick leave, temporary disability, temporary layoff or Leave of Absence during which the Employee performed no services but received compensation therefor and each hour for which back pay irrespective of mitigation of damages is either awarded or agreed to by the Employer, as determined on the basis of records maintained by the members of the Controlled Group; provided, however, that as an alternative in the case of employees not compensated on an hourly basis or in the case of hourly paid employees whose records are not available (except where such hours are required to be counted and recorded by any other federal law, such as the Fair Labor Standards Act), such Employees shall be credited with forty-five (45) Hours of Service for each completed week or part thereof with respect to which compensation is directly or indirectly paid or the Employee is entitled to payment.  Hours of Service shall be computed in accordance with Department of Labor Regulations Section 2530.200 b-2(b), and (c), the provisions of which are incorporated herein by reference.

1.23        Investment Fund.  The term “Investment Fund” means any separate investment fund established by the Committee under Article V in which a Participant may direct the investment of any of the Participant’s Accounts, which shall not include ESOP Accounts (except with respect to the portion of the ESOP Accounts subject to diversification under Section 7.5).

1.24        Investment Manager.  The term “Investment Manager” means a Fiduciary (other than a Trustee or a Named Fiduciary) (a) who has the power to manage, acquire or dispose of any asset of the Trust Fund, (b) who is (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) is a bank as defined in that Act, or (iii) is an insurance company qualified to perform services described in (a) of this Section under the laws of more than one state; and (c) has acknowledged in writing that it is a Fiduciary with respect to the Plan.

1.25        Key Employee.  The term “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Top Heavy Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Compensation of more than $150,000.  For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

1.26        Leased Employee.  The term “Leased Employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.  Contributions or benefits provided a leased employee by the leasing organization which are attributable to the services performed for the recipient employer shall be treated as provided by the recipient employer.  A leased employee shall not be considered an employee of the recipient if such employee is covered by a money purchase pension plan providing:

(a)           a nonintegrated employer contribution of at least 10% of compensation as defined in section 415(c)(3) of the Internal Revenue Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Internal Revenue Code, (2) immediate participation, and (3) full and immediate vesting; and

(b)           leased employees do not constitute more than 20% of the recipient’s non-highly compensated workforce.

1.27        Leave of Absence. The term “Leave of Absence” means:

(a)           Authorized leave of absence not to exceed two (2) years followed by a return to work on or before the expiration of such authorized leave of absence;

(b)           Disability, causing an absence followed by a resumption of active employment with a member of the Controlled Group within sixty (60) days after the termination of such Disability; and

(c)           a leave of absence from active employment of a member of the Controlled Group during which an Employee is in the Armed Forces of the United States under circumstances which entitle him or her to re-employment and other related rights, provided the Employee reenters the employ of a member of the Controlled Group within the period during which his or her reemployment rights are protected by law without any intervening employment with an employer which is not a member of the Controlled Group.  In the event that a person in such military service fails to return to employment within such period, he or she shall be deemed to have terminated his or her employment for all purposes hereunder as of the commencement date of his or her military service.

1.28        Matching Contributions.  The term “Matching Contributions” means the contributions, if any, made by an Employer pursuant to Section 3.3.

1.29        Named Fiduciary. The term “Named Fiduciary” means (a) the Committee with respect to the control and management of the operation and administration of the Plan and (b) the Trustee with respect to the management and investment of the assets held in the Trust Fund, except to the extent such powers are exercised by an Investment Manager.

1.30        New ESOP Non-Voting Shares.  The term “New ESOP Non-Voting Shares” means those shares acquired without the use of a loan and allocated to Participants’ Accounts after June 30, 1989.

1.31        New ESOP Voting Shares.  The term “New ESOP Voting Shares” means those shares acquired by means of a loan and allocated to Participants’ Accounts after June 30, 1989.

1.32        Participant. The term “Participant” means an Employee who is eligible to participate in the Plan pursuant to Article II hereof.  For purposes of the Plan, the term “Former Participant” means a Participant whose employment with the Employer has ceased and who has not received the full benefit to which he or she is entitled hereunder.

1.33        Permissive Aggregation Group. The term “Permissive Aggregation Group” means the Required Aggregation Group plus any other qualified plan or plans of a member of the Controlled Group which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.34        Plan.  The term “Plan” means The New Swank, Inc. Retirement Plan adopted as of the Restatement Date and as set forth in and by this document and all subsequent amendments hereto and/or restatements hereof.

1.35        Plan Administrator.  The term “Plan Administrator” means the Committee, or such other person or persons as may be designated as the Plan Administrator by the Committee.

1.36        Plan Year; Limitation Year.  The terms “Plan Year” and “Limitation Year” mean the twelve (12) month period January 1 through December 31.

1.37        Qualified Non-Elective Contributions.  The term “Qualified Non-Elective Contributions” means Employer contributions other than 401(k) Contributions and Matching Contributions, made in accordance with Section 3.5 and which satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(6).

1.38        Qualifying Employer Securities.  The term “Qualifying Employer Securities” means any securities which are issued by the Company or any Controlled Group member and which satisfy the requirements of Code Section 409(1) or ERISA Section 407(d)(5), as applicable.  Such term shall also include any securities that satisfied the requirements of this definition when those securities were assigned to the Plan.

1.39        Required Aggregation Group.  The term “Required Aggregation Group” means (a) each qualified plan of a member of the Controlled Group in which at least one Key Employee participates, and (b) any other qualified plan of a member of the Controlled Group which enables a plan described in (a) to meet the requirements of Code Sections 401(a)(4) and 410.

1.40        Restatement Date.  The term “Restatement Date” means January 1, 2011.

1.41        Retirement Age/Date.  The term “Retirement Age” means age sixty-five (65).  The term “Retirement Date” means the Valuation Date coincident with or next succeeding the Participant’s attainment of Retirement Age.

1.42        Rollover Contribution.  The term “Rollover Contribution” means a contribution by an Employee to this Plan which is made in accordance with Code Sections 401(a)(31) and/or 402(c) and pursuant to Section 3.15.

1.43        Termination of Employment.  The term “Termination of Employment” means the cessation of employment, other than a Leave of Absence, with the Employer and all members of the Controlled Group.

1.44        Top-Heavy Determination Date.  The term “Top-Heavy Determination Date” means with respect to whether a Plan Year is a Top-Heavy Plan Year, the last day of the preceding Plan Year, except that for the first Plan Year of the Plan, it shall mean the last day of such first Plan Year.

1.45        Top-Heavy Plan Year.  The term “Top-Heavy Plan Year” means a Plan Year with respect to which any of the following conditions exists as of the Top-Heavy Determination Date for such Plan Year:

(a)           If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

(b)           If this Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60 percent, or

(c)           If this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

1.46        Top-Heavy Ratio.  The term “Top-Heavy Ratio” means the ratio the aggregate of the accounts of Key Employees on the Top-Heavy Valuation Date bears to the aggregate of the accounts of all Employees on such Top-Heavy Valuation Date, computed in accordance with the provisions of Code Section 416(g).

The present values of accrued benefits and the amounts of Account balances of an Employee as of the Top Heavy Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Top Heavy Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than Termination of Employment, death, or Disability, this provision shall be applied by substituting “5-year period” for “l-year period.”

The accrued benefits and Accounts of any individual who bas not performed services for the Employer during the 1-year period ending on the Top Heavy Determination Date shall not be taken into account.

1.47        Top-Heavy Valuation Date.  The term “Top-Heavy Valuation Date” means with respect to a Top-Heavy Determination Date the most recent valuation date occurring within the twelve (12) month period ending on the Top-Heavy Determination Date.

1.48        Trust Agreement.  The term “Trust Agreement” shall mean that certain trust agreement dated as of January 1, 1994 between the Company and the trustees named thereunder pursuant to which contributions to the Plan shall be received, held, invested and disbursed to or for the benefit of Participants, Former Participants and their Beneficiaries and shall also mean any and all other trust agreements between the Company and the trustees named thereunder pursuant to which contributions to the Plan shall be received, invested and disbursed to or for the benefit of Participants, Former Participants and their Beneficiaries.

1.49        Trustee.  The term “Trustee” means the original Trustee appointed to administer the Trust Fund pursuant to any Trust Agreement and any person, corporation, association or combination thereof which shall accept the appointment as a successor Trustee or additional Trustee pursuant to the applicable Trust Agreement to execute the duties of Trustee as specifically set forth herein and in the applicable Trust Agreement.  Any reference herein to “Trustee” may be a reference to all Trustees under all Trust Agreements or a reference to the Trustee under a specific Trust Agreement, as the context so requires.

1.50        Trust Fund.  The term “Trust Fund” means the sum of all assets held by the Trustee or Trustees of the Trust Agreement or Trust Agreements for purposes of this Plan.

1.51        Valuation Date.  The term “Valuation Date” shall mean the last day of the Plan Year or any other date which the Committee determines is necessary to value the assets of the Plan.  If any portion of the Trust Fund or any Investment Fund is invested in a manner which permits daily valuation of a Participant’s Account Balances without incremental cost or the Committee otherwise directs, then the date of liquidation of a Participant’s investments therein for distribution or reinvestment shall also be a Valuation Date.

1.52        Vesting Years of Service.  The term “Vesting Years of Service” means all calendar years in which a Participant is credited with at least one thousand (1,000) Hours of Service with a member of the Controlled Group after it became a member of the Controlled Group irrespective of whether such Participant is then participating in the Plan; provided, however, that if an Employee completes an Eligibility Period of Service (which is not coincident with a Plan Year) commencing on his or her date of employment, but does not receive credit for at least one thousand (1,000) Hours of Service during either of the Plan Years included in his or her Eligibility Period of Service, such Eligibility Period of Service shall be deemed to be a Vesting Year of Service.

Vesting Years of Service shall include Plan Years in which such Employee is credited with at least one thousand (1,000) Hours of Service with a predecessor employer in any case where the Employer maintains a plan of a predecessor employer or in any case in which the

Employer maintains a plan which is not the plan of the predecessor employer but with respect to which it is determined by the Board that credit hereunder with such predecessor employer should be given.

ARTICLE II - ELIGIBILITY AND PARTICIPATION

2.1        Requirements For Eligibility and Participation.

(a)           Each Employee who immediately prior to the Restatement Date was eligible to participate in the Plan shall, as of the Restatement Date, continue to be eligible to participate in the Plan.

(b)           Each other Employee shall be eligible to participate in the Plan on the applicable Entry Date coincident with or next following the later of (i) attainment of age twenty one (21) or (ii) completion of one (1) Eligibility Period of Service.  Such Employee shall continue to be eligible to participate in the Plan as long as he or she remains an eligible Employee and has not incurred a Termination of Employment.

(c)           Notwithstanding the forgoing, no Employee shall be eligible to participate in the Plan who (i) is included in a unit of employees covered by a collective bargaining agreement with respect to which retirement benefits have been the subject of good faith bargaining, unless such collective bargaining agreement provides for participation in the Plan, (ii) is a non-resident alien who receive no earned income from sources within the United States (as described in Code Section 410(b)(3)(C)), (iii) is a Leased Employee, (iv) is classified by the Employer as an independent contractor, regardless of whether such classification is determined to be in error or (v) is classified by the Employer as “in-store sales support.”

2.2        Designation of Beneficiary.  Each Participant shall designate in writing a Beneficiary to receive his or her benefits hereunder in the event of death.

2.3        Effect of Leave of Absence.  If any Employee is on a Leave of Absence after he or she has become a Participant, he or she shall continue to remain a Participant during the period of such Leave of Absence and, except as otherwise determined by the Committee on a uniform and nondiscriminatory basis applicable to all Participants, shall be credited solely for purposes of determining Vesting Years of Service, with the same number of Hours of Service as if such Employee were actively employed during such period of Leave of Absence.  However, during the period of such Leave of Absence, no contributions shall be allocated to the credit of his or her Account except in respect of Compensation he or she receives directly from the Employer during each Plan Year including all or part of such Leave of Absence.  If such Participant does not return to the employ of the Employer prior to the expiration of such Leave of Absence, it shall be conclusively presumed that his or her employment was terminated on or as of the date of the commencement of such Leave of Absence.  However, if the death of such Participant occurs prior to the expiration of such Leave of Absence, the death benefit under Article VI, based on his or her participation, shall be payable; and if he or she shall become totally and permanently Disabled, he or she shall be entitled to the benefit as provided for a totally and permanently Disabled Participant in Article VI.  Notwithstanding the foregoing, contributions, benefits and service credits with respect to a Leave of Absence due to qualified military service will be provided in accordance with Code Section 414(u).

2.4        Termination of Employment.  A Participant who incurs a Termination of Employment and is thereafter reemployed as an eligible Employee shall be immediately eligible to participate herein on his or her date of reemployment.  An Employee who incurs a Termination of Employment prior to becoming a Participant but after completing an Eligibility Period of Service and is thereafter reemployed shall be eligible to participate in the Plan on the later of (i) the Entry Date coincident with or next following the completion of the Eligibility Period of Service if such Employee had not incurred a Termination of Employment, or (ii) his or her date of reemployment.

ARTICLE III - CONTRIBUTIONS

3.1        401(k) Contributions.  Each Participant may, subject to the provisions of Sections 3.9 and 3.10, elect to contribute to the Plan a percentage of his or her or her Compensation for such Plan Year, up to the maximum amount provided by applicable law, by authorized Compensation reductions.  The percentage of 401(k) Contributions shall be designated on such form or by such other means as may be prescribed by the Committee.  The Committee may, in its discretion and on a uniform and nondiscriminatory basis, permit Participants to designate dollar amounts rather than percentages.  A Participant may also elect to decrease or increase the rate of 401(k) Contributions made on such Participant’s behalf at any time to a different percentage or different dollar amount, as the case may be, on such form or by such other means as may be prescribed by the Committee, and such increase or decease shall become effective as of the first payroll period following such election or as soon as administratively practicable thereafter.  Any contributions under this Section 3.1 shall be credited to a Participant’s 401(k) Contributions Account.  Notwithstanding the foregoing, 401(k) Contributions shall be made only from Compensation that constitutes “compensation” for purposes of Code Section 415.

3.2        Catch-up Contributions.  Notwithstanding any provisions of the Plan to the contrary, Participants who are eligible to make 401(k) Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.  Catch-up Contributions shall be taken into consideration for purposes of determining the amount of Matching Contributions under Section 3.3.

3.3        Matching Contributions.  For each Participant who elected to make 401(k) Contributions pursuant to Section 3.1, the Employer may also contribute a Matching Contribution equal to a stated percentage of all or a portion of such 401(k) Contributions.  The actual rate and the amount of the Matching Contributions shall be entirely discretionary and shall be determined each Plan Year by the Employer.  Matching Contributions, if any, for a Plan Year shall be allocated only to those Participants who are employed by an Employer, or who are on a Leave of Absence, on the last day of such Plan Year.  Matching Contributions may be made in the form of cash, Qualifying Employer Securities, or any combination thereof, in the discretion of the Employer.

3.4        New ESOP Contributions.  The Employer may, in its sole discretion, contribute to the Plan New ESOP Contributions, of either or both:

(a)           New ESOP Voting Shares Contributions, which, if made, may be in the form of cash which shall be used to purchase Qualifying Employer Securities, or Qualifying Employer Securities which may be purchased with the proceeds of an Exempt Loan, in the discretion of the Employer, and/or

(b)           New ESOP Non-Voting Shares Contributions, which if made, may be in the form of cash which shall be used to purchase Qualifying Employer Securities, or Qualifying Employer Securities, in the discretion of the Employer.

New ESOP Voting Shares Contributions and New ESOP Non-Voting Shares Contributions for any Plan Year shall be allocated as of the last day of such Plan Year to the Accounts of those Participants who (i) are employed by an Employer, or who are on Leave of Absence, on the last day of such Plan Year and (ii) who were credited with at least one thousand (1,000) Hours of Service during the Plan Year.   Such contributions shall be allocated among the Accounts of each such Participant in the ratio that such Participant’s Compensation for that Plan Year bears to the aggregate Compensation of all Participants eligible to receive a contribution for such Plan Year.  For this purpose, only Compensation during which an Employee was eligible to participate in the Plan shall be taken into account.  A Participant who is not on Leave of Absence and who does not incur a Termination of Employment during a Plan Year, but who fails to complete one thousand (1,000) Hours of Service during the Plan Year,  shall remain a Participant but shall not receive an allocation under this Section 3.4 for such Plan Year.

3.5        Qualified Non-Elective Contributions.  Qualified Non-Elective Contributions, if made, may be made in the form of cash or Qualifying Employer Securities or any combination thereof, in the discretion of the Employer, and shall be credited to applicable Participants’ 401(k) Contributions Accounts.

3.6        Time of Payment.  Payment of Employer contributions for any Plan Year may be made from time to time at the direction of the Board but in no event later than the date prescribed by law for filing the Employer’s federal income tax return, including extensions thereof, for the taxable year in which the Employer will deduct such contribution.  The Employer shall pay over to the Trustee 401(k) Contributions as soon as such contributions can be reasonably segregated from the Employer’s general assets, but in any event no later than the fifteenth (15th) business day of the month following the month during which such amounts would otherwise have been payable to the Participant in cash.  The provisions of Department of Labor Regulation Section 2510.3-102 are incorporated herein by reference.

3.7        Contributions After Normal Retirement Age.  A Participant who has attained Normal Retirement Age and who remains an eligible Employee may continue to have contributions made on such Participant’s behalf in accordance with this Article III.  A Participant who has commenced to receive distributions of such Participant’s Account Balance pursuant to Article VIII and who remains an eligible Employee may continue to have contributions made on such Participant’s behalf in accordance this Article III.

3.8        Return of Employer Contributions; Deductibility.  Notwithstanding the foregoing provisions of this Article III, contributions shall be returned to an Employer under the following circumstances:

(a)           Mistake.  If and to the extent that any contribution was made by a mistake in fact, the Committee may direct the Trustee to return the contribution to the Employer making such mistake at any time within one (1) year after the payment of such contribution.

(b)           Failure to Qualify.  If and to the extent that the Internal Revenue Service determines that the Plan or Trust does not qualify under the provisions of Code Sections 401(a) or 501(a), respectively, either in its entirety or with respect to any Employer, all contributions made by any Employer with respect to whom the Plan or Trust does not qualify by or after the date as of which the failure to qualify is deemed to have occurred shall be returned to such Employer by the Trustee, upon direction given by the Committee to the Trustee, within one (1) year after the date of denial of qualification.

(c)           Nondeductibility.  If and to the extent that the Internal Revenue Service determines that a contribution is not deductible under Code Section 404, the Committee shall direct the Trustee to return the contribution to the Employer making such contribution at any time within one (1) year after the date of disallowance.

(d)           Adjustments.  Any contribution returned pursuant to this Section 3.8 shall be adjusted to reflect its proportionate share of the Trust Fund’s losses but not profits.

(e)           Limitation on Rights.  Notwithstanding any provision of this Plan to the contrary, the right or claim of any Participant, Former Participant or Beneficiary to any asset of the Trust or to any benefit under the Plan shall be subject to and limited by the provisions of this Section 3.8.

All contributions shall be conditioned upon qualification of the Plan and Trust under Code Sections 401 (a) and 501 (a) and the deductibility of such contributions under Code Section 404.

3.9        Limitations on 401(k) Contributions; Excess Deferrals.

(a)           Notwithstanding the provisions of Section 3.1, no Participant shall be permitted to have “Salary Reduction Contributions” made under this Plan or any other qualified plan maintained by the Employer during any taxable year in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 3.2 of this Plan and Code Section 414(v).  For purposes of the limitation set forth in Code Section 402(g), (i) “Salary Reduction Contributions” shall mean the sum of all employer contributions made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), Roth contributions described in Code Section 402A, any simplified employee pension cash or deferred arrangement described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 50l(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement and any elective employer contribution under Code Section 408(p)(2)(A)(i), and (ii) “Excess Deferrals” shall mean the amount of a Participant’s Salary Reduction Contributions for a calendar year made to the Plan or any other 401(k) Plan in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year.

(b)           A Participant may assign to this Plan any Excess Deferrals made during a taxable year of the Participant by notifying the Committee, in writing, on or before March 1 of each calendar year of that portion of the Excess Deferrals to be assigned to this Plan for the preceding taxable year.

(c)           Notwithstanding any other provision of the Plan, Excess Deferrals of a Participant in respect of a calendar year, plus any income and minus any loss allocable thereto until the end of the Plan Year, as determined pursuant to Code Section 401(k) and regulations promulgated thereunder, shall be distributed to such Participant no later than the April 15 following the end of such calendar year.

(d)           The Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted for income and loss up to the end of the Plan Year.  The income or loss allocable to Excess Deferrals is the income or loss allocated to the Participant’s 401(k) Contributions Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Deferrals for the year and the denominator is the Participant’s account balance attributable to Salary Reduction Contributions without regard to any income or loss occurring during the taxable year.  Notwithstanding the foregoing, the Employer may designate any reasonable method for computing the income or loss allocable to Excess Deferrals, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts.  The Administrator will not fail to use a reasonable method for computing the income and loss allocable to excess contributions merely because the income and loss allocable to excess contribution amounts is determined on a date that is no more than seven (7) days before the distribution.

(e)           Any Matching Contributions made on behalf of the Participant which are attributable to the distributed Excess Deferrals shall be forfeited.

3.10        Limitations on 401(k) Contributions; Excess Deferral Contributions.

(a)           Notwithstanding the provisions of Section 3.1, the amount of 401(k) Contributions made on behalf of each Employee who is a Highly Compensated Employee who is eligible to participate any time during the Plan Year shall be limited to the extent necessary to ensure that either of the following tests is satisfied:

(1)       the “Actual Deferral Percentage” (as hereinafter defined) for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is not more than the Actual Deferral Percentage for the preceding Plan Year of all other Employees eligible to participate in the Plan, multiplied by 1.25; or

(2)       the excess of the Actual Deferral Percentage for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees over the Actual Deferral Percentage for the preceding Plan Year of all other Employees eligible to participate is not more than two percentage points, and the Actual Deferral Percentage for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is not more than the Actual Deferral Percentage for the preceding Plan Year of all other Employees eligible to participate in the Plan multiplied by 2.0.

(b)           For purposes of this Section 3.10, the term “Actual Deferral Percentage” shall mean, for any specified group of Employees eligible to participate in the Plan, the average of such Employees’ Deferral Percentages (as defined below).  The term “Deferral Percentage” shall mean, for any Employee eligible to participate in the Plan at any time during the Plan Year, the ratio of:

(1)       the aggregate of the 401(k) Contributions which, in accordance with the rules set forth in Treasury Regulation Section 1.401(k)-2(a)(4), are taken into account with respect to such Plan Year, to

(2)       to such Employee’s Code Section 414(s) compensation for such Plan Year.

(c)           For this purpose, Code Section 414(s) compensation shall mean compensation as described under Code Section 414(s) and Treasury Regulation Section 1.414(s)-1, and shall also include all amounts currently not included in the Employee’s gross income by reason of Code Sections 125, 402(g)(3), and 132(f), and 402(a)(8).  In the case of an Employee who begins, resumes, or ceases to be eligible to make 401(k) Contributions during a Plan Year, the amount of Code Section 414(s) compensation included in the Actual Deferral Percentage test is the amount of Code Section 414(s) compensation received by the Employee during the entire Plan Year.  The annual Code Section 414(s) compensation of each Participant taken into account in determining Employees’ Deferral Percentages for any Plan Year shall be limited to $200,000, as adjusted under Code Section 401(a)(17)(B).  Annual Code Section 414(s) compensation means Code Section 414(s) compensation during the Plan Year.

(d)           The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Contributions made on his or her behalf under two or more arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if such 401(k) Contributions were made under the arrangement being tested.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all salary reduction contributions made with or within the same calendar year shall be treated as made under a single arrangement.  The Highly Compensated Employee’s compensation shall be determined for the same 12-month period using the definition of compensation under the plan being tested.  If the Plan is permissibly aggregated with other plans having the same plan year and Actual Deferral Percentage testing method, or is required to be aggregated, as provided under Treasury Regulation Section 1.401(k)-2 for purposes of determining whether or not such plans satisfy Code Sections 401(k), 401(a)(4), or 410(b), then the provisions of this Section 3.10 shall be applied by determining the Actual Deferral Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

(e)           Solely for the purpose of this Section 3.10, the term “401(k) Contributions” shall, to the extent elected by the Committee in accordance with applicable law, include such other contributions, including, without limitation, Qualified Non-Elective Contributions, if any, which, in accordance with Treasury Regulation Section 1.401(k)-2(a)(6), may be aggregated with such 401(k) Contributions for purposes of demonstrating compliance with the requirements of Code Section 401(k)(3).  Qualified Non-Elective Contributions must be made and allocated to Participants’ Accounts as of a date within such year (which means, under prior year testing, the contribution must be paid no later than the last day of the Plan Year being tested).

(f)           In the event the Committee determines prior to any payroll period that the amount of 401(k) Contributions elected to be made thereafter is likely to cause the limitation prescribed in this Section 3.10 to be exceeded, the amount of 401(k) Contributions allowed to be made on behalf of Participants who are Highly Compensated Employees shall be reduced to a rate determined by the Committee (including a rate of 0% if the Committee so determines) which would satisfy such limitation.  Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

(g)           Notwithstanding the foregoing and except as otherwise set forth herein, with respect to any Plan Year in which 401(k) Contributions on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in this Section 3.10 (Excess Deferral Contributions), distribution of Excess Deferral Contributions shall be made to Highly Compensated Employees in the following manner:  First, Excess Deferral Contributions of the Highly Compensated Employee with the highest 401(k) Contributions shall be distributed until the first to occur of:  (1) the total Excess Deferral Contributions have been distributed; or (2) the 401(k) Contributions of such Highly Compensated Employee equals the 401(k) Contributions of the Highly Compensated Employee with the second highest 401(k) Contributions.  In the event that distribution of Excess Deferral Contributions of the Highly Compensated Employee with the highest 401(k) Contributions does not result in distribution of all Excess Deferral Contributions, then the 401(k) Contributions of such Highly Compensated Employee with the highest 401(k) Contributions and the Excess Deferral Contributions of the Highly Compensated Employee with the second highest 401(k) Contributions will be reduced until the first to occur of: (1) the total Excess Deferral Contributions have been distributed; or (2) the 401(k) Contributions of such Highly Compensated Employees are reduced until they equal the Deferral Contribution of the Highly Compensated Employee with the third highest Deferral Contribution.  This process shall be repeated until all Excess Deferral Contributions have been distributed.  Such 401(k) Contributions, along with earnings attributable to such 401(k) Contributions determined in accordance with paragraph (h), shall be distributed to the affected Participants who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.

(h)           The income or loss allocable to Excess Deferral Contributions is the income or loss allocated to the Participant’s 401(k) Contributions Account through the end of the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Deferral Contributions for the year and the denominator is the Participant’s account balance attributable to 401(k) Contributions without regard to any income or loss occurring during the taxable year.  Notwithstanding the foregoing, the Employer may designate any reasonable method for computing the income or loss allocable to Excess Deferral Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants’ Accounts.  The Administrator will not fail to use a reasonable method for computing the income and loss allocable to excess contributions merely because the income and loss allocable to excess contribution amounts is determined on a date that is no more than seven (7) days before the distribution.

(i)           Notwithstanding any distributions pursuant to the foregoing provisions, Excess Deferral Contributions shall be treated as Annual Additions for purposes of Section 3.13.

(j)           Distributions pursuant to this Section 3.10 shall be made proportionately from the Investment Funds with respect to the Participant’s Account or Accounts from which any such distribution is made.

(k)           The Committee may, to the extent permitted under Treasury Regulation Section 1.401(k)-2(b)(3), recharacterize as after-tax contributions for such Plan Year all or a portion of the 401(k) Contributions for Participants who are Highly Compensated Employees to the extent necessary to comply with the applicable limit set forth in this Section 3.10.

(l)           The Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.10 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and non-discriminatory manner.

3.11        Limitation on Matching Contributions.

(a)           Notwithstanding the provisions of Section 3.3, the amount of Matching Contributions made on behalf of each Employee who is a Highly Compensated Employee who is eligible to participate any time during the Plan Year shall be limited to the extent necessary to ensure that either of the following tests is satisfied:

(1)       the “Actual Matching Contribution Percentage” (as hereinafter defined) for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is not more than the Actual Matching Contribution Percentage for the preceding Plan

Year of all other Employees eligible to participate in the Plan multiplied by 1.25; or

(2)       the excess of the Actual Matching Contribution Percentage for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees over the Actual Matching Contribution Percentage for the preceding Plan Year of all other Employees eligible to participate in the Plan is not more than two percentage points, and the Actual Matching Contribution Percentage for the group of Employees eligible to participate in the Plan who are Highly Compensated Employees is not more than the Actual Matching Contribution Percentage for the preceding Plan Year of all other Employees eligible to participate in the Plan multiplied by 2.0.

(b)           For purposes of this Section 3.11 the term “Actual Matching Contribution Percentage” shall mean, for any specified group of Employees eligible to participate in the Plan, the average of such Employees’ Matching Contribution Percentages (as defined below).  The term “Matching Contribution Percentage” shall mean, for an Employee eligible to participate in the Plan at any time during the Plan Year, the ratio of:

(1)       the aggregate of the Matching Contributions (which, in accordance with the rules set forth in Treasury Regulation Section 1.401(m)-2(a)(5), are taken into account with respect to such Plan Year), to

(2)       such Employee’s Code Section 414(s) compensation (as described in Section 3.10(c)).

(c)           The Matching Contribution Percentage for a Participant who is a Highly Compensated Employee for the Plan Year and who is to have matching employer contributions (within the meaning of (Code Section 401(m)(4)(A)) made on his or her behalf under two or more plans described in Code Section 401(a) that are maintained by the Employer, shall be determined as if the total of such matching employer contributions were made under the single plan being tested.  If a Highly Compensated Employee participates in two or more such plans or arrangements, all matching contributions made with or within the same calendar year shall be treated as made within a single arrangement.  The Highly Compensated Employee’s compensation shall be determined for the same 12-month period using the definition of compensation under the plan being tested.  If the Plan is permissibly aggregated with other plans having the same plan year and Actual Contribution Percentage testing method, or is required to be aggregated, as provided under Treasury Regulation Section 1.401(m)-2(a) for purposes of determining whether or not such plans satisfy Code Sections 401(m), 401(a)(4), or 410(b), then the provisions of this Section 3.11 shall be applied by determining the Actual Matching Contribution Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

(d)           Solely for the purpose of this Section 3.11, the term “Matching Contribution” shall, to the extent elected by the Committee in accordance with applicable law, include such other contributions which, in accordance with Treasury Regulation Section 1.401(m)-2(a)(4), may be aggregated with such Matching Contributions for purposes of demonstrating compliance with the requirements of Code Section 401(m)(2).

(e)           In the event it is determined prior to any payroll period that the amount of Matching Contributions to be made thereafter is likely to cause the limitation prescribed in this Section 3.11 to be exceeded, the amount of such contributions allowed to be made by or on behalf of Participants who are Highly Compensated Employees shall be reduced to a rate determined by the Committee (including a rate of 0% if the Committee so determines), notwithstanding the limitations on contribution rate changes in Section 3.3. Except as is hereinafter provided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

(f)           Notwithstanding the foregoing paragraph, with respect to any Plan Year in which Matching Contributions made on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in this Section 3.11 (Excess Aggregate Contributions), distributions of Excess Aggregate Contributions shall be made to Highly Compensated Employees in the following manner:  First, Excess Aggregate Contributions of the Highly Compensated Employee with the highest Matching Contribution shall be distributed until the first to occur of: (1) the total Excess Aggregate Contributions have been distributed; or (2) the Matching Contribution of such Highly Compensated Employee equals the Matching Contribution of the Highly Compensated Employee with the second highest Matching Contribution.  In the event that distribution of Matching Contributions of the Highly Compensated Employee with the highest Matching Contribution does not result in distribution of all Excess Aggregate Contributions, then the Excess Aggregate Contributions of such Highly Compensated Employee with the highest Matching Contribution and the Excess Aggregate Contributions of the Highly Compensated Employee with the second highest Matching Contribution will be reduced until the first to occur of:  (1) the total Excess Aggregate Contributions have been distributed; or (2) the Matching Contribution of such Highly Compensated Employees are reduced until they equal the Matching Contribution of the Highly Compensated Employee with the third highest Matching Contribution.  This process shall be repeated until all Excess Aggregate Contributions have been distributed.  Such Matching Contributions, along with earning attributable to such Matching Contributions determined in accordance with paragraph (g), shall be distributed to the affected Participants who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.

(g)           Income on excess Matching Contributions for the Plan Year in which such excess occurs shall be determined in the manner provided for in Section 3.10(h).

(h)           Notwithstanding any distributions pursuant to the foregoing provisions, excess Matching Contributions shall be treated as Annual Additions for purposes of Section 3.13.

(i)           Distributions pursuant to this Section 3.11 shall be made proportionately from the Investment Funds with respect to the Participant’s Account or Accounts from which distribution is made.

(j)           The Committee may, in its sole discretion, elect to use any combination of the methods described in this Section 3.11 to satisfy the limitations contained herein; provided, however, that such combination of methods shall be applied in a uniform and non-discriminatory manner.

3.12        Maximum Annual Addition to a Participant’s Account. Notwithstanding any provision herein to the contrary, and except to the extent permitted under Code Section 414(v), the sum of the Annual Additions allocated to a Participant’s Accounts under the Plan and any other defined contribution plan maintained by a member of the Controlled Group shall not exceed the lesser of:

(a)           forty thousand dollars ($40,000), as adjusted for increases in the cost-of-living under Code Section 415(d), or

(b)           one hundred percent (100%) of the Participant’s 415 Compensation.

For purposes of this Section 3.12, the term “Annual Addition” means the sum for any Plan Year of (i) Employer contributions made directly or indirectly, (ii) the Participant’s voluntary contributions, and (iii) forfeitures.  The determination of “Annual Addition” shall be made in accordance with Treasury Regulation Section 1.415(c)-1(b), or any successor thereto.

For purposes of applying the limitations of Code Section 415, the aggregation rules under Treasury Regulation Section 1.415(f)-1, or any successor thereto, shall apply.  All the applicable requirements of Code Section 415, and the final regulations issued with respect thereto, are incorporated herein by reference.  The limitation year will be the calendar year.

3.13        Adjustment for Excessive Annual Additions.  Notwithstanding any other provision of the Plan, if the Annual Additions for any Participant exceed the limitations under Section 3.12, then such excess may be corrected in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Ruling 2008-50 or any other superseding or applicable guidance, including, but not limited to, the preamble to the regulations under Code Section 415.

3.14        Top Heavy Limitations.  Notwithstanding any other provision of the Plan, in any Top-Heavy Plan Year, the sum of Employer contributions and forfeitures allocated to the Accounts of a non-Key Employee Participant who is employed by the Employer on the last day of the Plan Year, shall not be less than the lesser of (a) three percent (3%) of such Participant’s Compensation, or (b) unless the Employer has designated this Plan to satisfy the requirements of Code Sections 401 (a)(4) or 410 for a defined benefit plan, the largest percentage of Employer contributions and forfeitures which is allocated on behalf of any Key

Employee for such Plan Year.  This minimum allocation to the accounts of a non-Key Employee Participant shall be made whether or not such Participant completed one thousand (1,000) Hours of Service during the Plan Year, and shall be determined by treating all defined contribution plans (in a Required Aggregation Group) as a single plan.

Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2).  The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Matching Contribution Percentage test and other requirements of Code Section 401(m).

3.15        Rollover Contributions.  A Participant may, subject to compliance with Code Section 402(c) as well as all administrative requirements, contribute a rollover contribution to the Plan by filing a written request with the Administrator.  Any such request shall include the amount of the rollover contribution and a statement satisfactory to the Administrator that such amount constitutes a rollover contribution within the meaning set forth below.  Any rollover contribution contributed to the Plan by a Participant shall be credited to a Rollover Account established for the Participant as of the date it is received by the Trustee, and shall be fully vested and non-forfeitable at all times.  For purposes of this Section, “rollover contribution” shall mean a contribution of an eligible rollover distribution (as defined in Code Section 402(c)(4)) from either (1) a qualified plan described in Section 401(a) or 403(a) of the Code, including any after-tax employee contributions in a direct rollover, (2) an annuity contract described in Section 403(b) of the Code, (3) an eligible plan under Section 457(b) of the Code which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (4) an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, but only the portion of the distribution that is eligible to be rolled over and would be includible in gross income.

In no event shall any assets be transferred to this Plan from any profit-sharing, pension or retirement plan which would cause this Plan to become a “transferee plan” within the meaning set forth in Code Section 401(a)(11)(B).

ARTICLE IV - ALLOCATION OF CONTRIBUTIONS

AND ADMINISTRATION OF TRUST FUNDS

4.1        Establishment of Separate Accounts.  The Administrator shall maintain each of the Accounts described in Section 1.1.  The Committee, in its discretion, may establish and maintain such additional accounts and subaccounts as it determines necessary for the administration of the Plan.  Each Participant’s Account Balance shall include the amounts credited thereto in accordance with the provisions of Section 4.2.

4.2        Allocations To Accounts.  The Accounts of all Participants shall be adjusted  in the following manner:

(a)           There shall be credited to the 401(k) Contributions Account of each Participant that amount agreed to by each Participant pursuant to his deferral agreement with an Employer, including any Catch-up Contributions, within the applicable time frames as prescribed by the Code and ERISA (and the regulations thereunder) after each payroll period.

(b)           There shall be credited to a Participant’s Rollover Account such Participant’s Rollover Contributions, if any, as soon as practicable after such contributions are made.

(c)           There shall be credited to a Participant’s Matching Contributions Account, Matching Contributions for a Plan Year, if any, after the end of the Plan Year to such Participants who are eligible to receive such contributions for such Plan Year.

(d)           There shall be credited to a Participant’s New ESOP Voting Shares Contribution Account and New ESOP Non-Voting Shares Contribution Account, if any, after the end of the Plan Year to such Participants who are eligible to receive New ESOP Voting Shares Contributions and/or New ESOP Non-Voting Shares Contributions, as the case may be, for such Plan Year.

(e)           There shall be credited to a Participant’s Account the value of the forfeitures for a Plan Year that are to be allocated as provided in Section 3.4 in accordance with Section 6.1(g).  If such forfeiture causes a limitation in Article III to be exceeded, any excess shall be credited to a suspense account until the next Valuation Date at which time any balance in the suspense account shall be treated as forfeiture under Section 6.1(g) during the succeeding Plan Year.

(f)           There shall be credited to a Participant’s 401(k) Contributions Account Qualified Non-Elective Contributions by an Employer for a Plan Year, if any, made in either cash or Qualifying Employer Securities, which shall be apportioned as of the last day of the Plan Year among the Participants of such Employer employed on the last day of the Plan Year who are not Highly Compensated Employees (as defined under Code Section 414(q)) (“Non-Highly Compensated Employees”) by allocating to each such Non-Highly Compensated Employee’s 401(k) Contribution Account the same dollar amount or percentage of Compensation (or the number of Qualifying Employer

Securities having a value equal to such dollar amount or percentage of Compensation, as the case may be), as such amount or percentage of Compensation may be determined by the Employer, in its sole discretion.

(g)           There shall be credited or debited to the Accounts (other than the ESOP Accounts and the KSOP Non-Voting Shares Contributions Account and the KSOP Voting Shares Contributions Account) of each Participant who was a Participant on the preceding Valuation Date, a portion of the net earnings and increase or decrease in the value of  the Trust Fund since the preceding Valuation Date.  The Committee shall credit or debit such earnings and increase or decrease in value to each such Account in the proportion that the Account Balance as of the preceding Valuation Date bears to the aggregate Account Balances as of the preceding Valuation Date.  Notwithstanding the foregoing, allocation of gains and losses shall be allocated based on a Participant’s investment elections with respect to those Accounts subject to Participant investment election in accordance with Section 5.2.

(h)           There shall be credited or debited to the ESOP Accounts, KSOP Non-Voting Shares Contributions Account and KSOP Voting Shares Contributions Account of each Participant any increase or decrease in the market value of Qualifying Employer Securities held in a Participant’s ESOP Accounts, KSOP Non-Voting Shares Contributions Account and KSOP Voting Shares Contributions Account since the preceding Valuation Date as computed by the Trustee pursuant to Section 4.4, and all income collected, and expenses paid and realized profits and losses shall be added to or deducted from a Participant’s ESOP Accounts, KSOP Non-Voting Shares Contributions Account and KSOP Voting Shares Contributions Account in the ratio that each Participant’s ESOP Accounts, KSOP Non-Voting Shares Contributions Account and KSOP Voting Shares Contributions Account, at the prior Valuation Date (less amounts distributed or transferred since the preceding Valuation Date) bears to the total of all such ESOP Accounts, KSOP Non-Voting Shares Contributions Accounts and the KSOP Voting Shares Contributions Accounts (less amounts distributed or transferred since the preceding Valuation Date).

4.3        Valuation of Trust Fund. As of each Valuation Date, the Committee shall determine the current fair market value of the Trust Fund, less the amount of all expenses which have been incurred but not paid.

4.4        Valuation of Qualifying Employer Securities.  The fair market value of any Qualifying Employer Securities held in the Trust Fund on any Valuation Date shall be (i) if the principal market for Qualifying Employer Securities is a national securities exchange, the closing price of such Qualifying Employer Securities on such Valuation Date as reported by such exchange or on a composite tape reflecting transactions on such exchange, or (ii) if the principal market for such Qualifying Employer Securities is not a national securities exchange and such Qualifying Employer Securities are quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the closing price of the Qualifying Employer Securities on such Valuation Date on NASDAQ; provided, however, that if no selling prices are available for such Valuation Date, then the selling prices available on the first business day immediately preceding the Valuation Date shall be used for the foregoing purposes.  Notwithstanding the foregoing, if the Qualifying Employer Securities are not “readily tradable on an established securities market,” as determined under applicable guidance, then the fair market value of the Qualifying Employer Securities shall be determined by the Committee based upon the valuation of the Qualifying Employer Securities by an independent appraiser selected by the Committee who meets requirements similar to the requirements set forth under the Treasury Regulations promulgated under Code Section 170(a)(1).  In the event the Qualifying Employer Securities are not readily tradable on an established securities market, the determination of the fair market value of the Qualifying Employer Securities at any time during a Plan Year shall be based on the valuation as of the Valuation Date which was the last day of the immediately preceding Plan Year, or any more recent Valuation Date which the Committee determined was necessary to value the Qualifying Employer Securities.

ARTICLE V - INVESTMENT OF TRUST FUND

5.1        Investment Control.  Except as may be otherwise set forth herein, the management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors pursuant to the Trust Agreement; provided, however, the Company, through its Board of Directors, or the Trustee, may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan.  The Committee may instruct the Trustee to establish separate Investment Funds for selection by Participants pursuant to Section 5.2 or with respect to a Participant’s 401(k) Accounts (including Qualified-Nonelective Contributions), Matching Accounts, Employee Accounts and/or Rollover Accounts.  The Committee may at any time add to or delete any such Investment Funds.

5.2        Participant Investment Elections.

(a)           If the Committee instructs the Trustee to establish Investment Funds under the Plan, each Participant shall have the right, under uniform rules established by the Committee and in accordance with ERISA Section 404(c) and regulations thereunder, to designate such Investment Funds in which the Trustee is to invest a Participant’s 401(k) Account (including Qualified-Nonelective Contributions), Matching Account, Employee Account, and/or Rollover Account.  Any designation or change in designation of an Investment Fund shall be made in writing on forms provided by and submitted to the Committee, or by such other means as established by the Committee, and shall be effective in accordance with uniform rules established by the Committee.  The Employer and Committee shall rely on all investment directions made by Participants pursuant to this Section 5.2.  The Plan is intended to constitute a plan described in ERISA Section 404(c) and the regulations thereunder.  Neither the Employer, the Committee nor the Trustee shall control or assume responsibility for investment elections made by Participants, and shall be relieved of liability for any losses that are the direct and necessary result of investment instructions given by the Participant, his or her Beneficiary or an alternate payee under a qualified domestic relations order.

(b)           No Participant Election. If a Participant does not make a written election of an Investment Fund, the Committee shall direct the Trustee to invest all amounts allocated to such Participant in the Investment Fund or Funds which, in the opinion of the Committee, is suitable for such investment.

5.3        Investment of Voting Shares Contributions Accounts.

(a)           The special rules set forth below shall apply with respect to the investment and disposition of voting Qualifying Employer Securities held in a Participant’s Old ESOP Voting Shares Contributions Account, New ESOP Voting Shares Contributions Account and KSOP Voting Shares Contributions Accounts.

(1)       Investment.  A Participant’s Old ESOP Voting Shares Contributions Account, New ESOP Voting Shares Contributions Account and KSOP Voting Shares Contributions Accounts shall be invested primarily in Qualifying Employer Securities, and may be subject to an Exempt Loan.  The Trustee shall purchase Qualifying Employer Securities with respect to these accounts only at the direction of the Committee.

(2)       Disposition. The Trustee shall dispose of Qualifying Employer Securities allocated to a Participant’s Old ESOP Voting Shares Contributions Accounts, New ESOP Voting Shares Contributions Accounts and KSOP Voting Shares Contributions Accounts only with the consent of the  Participant.  The Trustee shall not dispose of a greater percentage of unallocated Qualifying Employer Securities than it could dispose of allocated Qualifying Employer Securities in any transaction or series of  transactions.

(3)       Diversification Option. Qualifying Employer Securities held with respect to a Participant’s New ESOP Voting Shares Contributions Account and KSOP Voting Shares Contributions Account shall be subject to the provisions of Section 7.5.

(4)       Voting.

(A)           If the Company has a registration-type class of securities, the Trustee shall vote Qualifying Employer Securities which are allocated to a Participant’s Old ESOP Voting Shares Contributions Accounts, New ESOP Voting Shares Contributions Accounts and KSOP Voting Shares Contributions Accounts as the Participant (or in the event of a Participant’s death, the Participant’s Beneficiary) directs.

(B)           If the Company does not have a registration-type class of securities, a Participant shall direct the Trustee as to the voting of Qualifying Employer Securities which are allocated to a Participant’s Old ESOP Voting Shares Contributions Accounts, New ESOP Voting Shares Contributions Accounts and KSOP Voting Shares Contributions Accounts with respect to corporate matters that involve the voting of such Qualifying Employer Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of  substantially all assets of a trade or business of the Company, or such similar transaction as prescribed in regulations.  The Trustee shall vote Qualifying Employer Securities not allocated to the account of any Participant, and all allocated Shares for which no Participant directions are received, with respect to corporate matters which involve the voting of such Qualifying Employer Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business of the Company, or such similar transaction as prescribed in regulations, in the same proportion as such directions are received for allocated Qualifying Employer Securities with respect to such corporate matters.

(C)           For this purpose, a “registration-type class of securities” means: (i) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (ii) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

(b)           Suspense Account. All Qualifying Employer Securities acquired with respect to New ESOP Voting Shares Contributions Accounts with the proceeds of an Exempt Loan initially shall be held in an unallocated suspense account until released.  If such Qualifying Employer Securities are not pledged as collateral for an Exempt Loan, the number of shares of Qualifying Employer Securities released shall equal the number of shares held in the suspense account immediately before the release multiplied by a fraction, the numerator of which is Exempt Loan principal and interest paid for the Plan Year and the denominator of which is the sum of such payments for the current and all future Plan Years, determined without regard to any extensions or renewal periods.  If the interest rate under the Exempt Loan is variable, future interest to be paid shall be determined based on the rate in effect on the last day of the Plan Year for which the release is being calculated.  If such Qualifying Employer Securities are pledged as collateral for an Exempt Loan, the number of shares released shall be determined under the Trust Agreement or in accordance with Treasury Regulation Section 54.4974-7(b)(8).  Qualifying Employer Securities so released from the suspense account shall be allocated to New ESOP Voting Shares Contributions Accounts in accordance with Section 3.4.  Dividends on Qualifying Employer Securities held in the suspense account which are not used to pay principal or interest on the Exempt Loan shall be allocated to Participants’ New ESOP Voting Shares Contributions Accounts as income for the Plan Year unless expensed pursuant to Section 5.3(c).

(c)           Dividend Distributions.

(1)       Allocated Securities. Dividends received in respect of Qualifying Employer Securities allocated to Participants’ Old ESOP Voting Shares Contributions Accounts, New ESOP Voting Shares Contributions Accounts and KSOP Voting Shares Contributions Accounts either shall be (i) allocated to such Old ESOP Voting Shares Contributions Accounts, New ESOP Voting Shares Contributions Accounts and KSOP Voting Shares Contributions Accounts, respectively, (ii) distributed to the Participants to whom they are allocated provided the distribution is made not later than ninety (90) days after the close of the Plan Year in which the dividends are paid, or (iii) paid to the Plan and distributed in cash to the Participants to whom they are allocated provided the distribution is made not later than ninety (90) days after the close of the Plan Year in which the dividends are paid, as the Committee shall direct.  If the Committee determines that dividends are to be distributed directly to Participants, the Committee may request the Company to pay them directly to the

Participant, according to a schedule of distribution provided by the Committee.

(2)       Suspense Account. Dividends received in the Trust Fund in respect of Qualifying Employer Securities held in a suspense account may be applied (i) to make payments of principal or interest on the Exempt Loan with which they were acquired or (ii) to pay expenses of the Plan, as the Committee shall direct.

5.4        Investment of Non-Voting Shares Contributions Accounts.

(a)           The special rules set forth below shall apply with respect to the acquisition and disposition of Qualifying Employer Securities held in a Participant’s Old ESOP Non-Voting Shares Contributions Account, New ESOP Non-Voting Shares Contributions Account and KSOP Non-Voting Shares Contributions Account.

(1)       Investment.  Old ESOP Non-Voting Shares Contributions Accounts, New ESOP Non-Voting Shares Contributions Accounts and KSOP Non-Voting Shares Contributions Accounts shall be invested primarily in Qualifying Employer Securities and shall not be subject to an Exempt Loan.  The Trustee shall purchase Qualifying  Employer Securities with respect to these accounts only at the direction of the Committee.

(2)       Disposition. The Trustee shall dispose of Qualifying Employer Securities  allocated to an Old ESOP Non-Voting Shares Contributions Account, a New ESOP Non-Voting Shares Contributions Account or a KSOP Non-Voting Shares Contributions Account only at the direction of the Committee.

(3)       Diversification Option. Qualifying Employer Securities held with respect to a Participant’s New ESOP Non-Voting Shares Contributions Account and KSOP Non-Voting Shares Contributions Account shall be subject to the provisions of Section 7.5.

(4)       Voting.  A Participant shall direct the Trustee as to the voting of Qualifying Employer Securities which are allocated to a Participant’s Old ESOP Non-Voting Shares Contributions Accounts, New ESOP Non-Voting Shares Contributions Accounts and KSOP Non-Voting Shares Contributions Accounts with respect to corporate matters that involve the voting of such Qualifying Employer Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of  substantially all assets of a trade or business of the Company, or such similar transaction as prescribed in regulations.  The Trustee shall vote Qualifying Employer Securities not allocated to the account of any Participant, and all allocated Shares for which no Participant directions are received, with respect to corporate matters which involve the voting of such Qualifying Employer Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business of the Company, or such similar transaction as prescribed in regulations, in the same proportion as such directions are received for allocated Qualifying Employer Securities with respect to such corporate matters.

(b)           Dividends. Dividends received in respect of Qualifying Employer Securities allocated to a Participant’s Old ESOP Non-Voting Shares Contributions Account, New ESOP Non-Voting Shares Contributions Account or KSOP Non-Voting Shares Contributions Account shall be applied to purchase additional shares of Qualifying Employer Securities for such account.

5.5        Registration of Qualifying Employer Securities. Qualifying Employer Securities  held in a Participant’s Accounts as of December 31, 1993 may, but shall not be obligated to be, reissued, and all Qualifying Employer Securities acquired under the Plan thereafter shall be  held in the name of the Trustee or in the name of the  nominee of the Trustee or the Investment Manager, as the case may be.  Legal title to any such Qualifying Employer Securities and except as otherwise set forth herein, all voting and other rights shall remain in the Trustee until said Qualifying Employer Securities shall be registered in the name of the Participant upon distribution to the Participant.

5.6        Adjustments. Appropriate adjustment shall be made by the Committee with  respect to Qualifying Employer Securities held in a Participant’s Accounts for any change in the outstanding shares of common stock of the Company by reason of recapitalization, merger,  consolidation, split up, stock dividend, stock split, combination or exchange of shares or the like.

ARTICLE VI - BENEFITS

6.1        Termination Prior to Retirement Date.

(a)           Full Vesting.  A Participant’s KSOP Non-Voting Shares Contributions Account, KSOP Voting Shares Contributions Account, 401(k) Contributions Account, Matching Contributions Account, Rollover Account, and Employee Account shall at all times be fully vested and non-forfeitable.  In the event of the Termination of Employment of a Participant for any reason, the portion of a Participant’s termination benefit  attributable to the foregoing Accounts shall be valued as of the Valuation Date coincident with or next following the date of such Participant’s Termination of Employment.

(b)           Vesting Schedule.  In the event of the Termination of Employment of a Participant for any reason other than retirement, death or Disability, the Participant’s termination benefits attributable to such Participant’s New ESOP Voting Shares Contributions Account, New ESOP Non-Voting Shares Contributions Account, Old ESOP Voting Shares Contributions Account and Old ESOP Non-Voting Shares Contributions Account, shall be the balance in such Accounts valued as of the applicable Valuation Date set forth in Section 8.5 multiplied by such Participant’s Vested Percentage based on his or her Vesting Years of Service, determined as follows:

Vesting Years of Service	Vested Percentage	Forfeitable Percentage
Less than 2	0%	100%
2 but less than 3	20%	80%
3 but less than 4	40%	60%
4 but less than 5	60%	40%
5 but less than 6	80%	20%
6 or more	100%	0%

(c)           Payment of Benefits.  The payment of benefits shall be governed by the provisions of Article VIII.

(d)           Death Before Account Distributed.  If a Former Participant dies after his or her Termination of Employment but before the amount in his or her Accounts is completely distributed, no further payments shall be made under this Section 6.1 and a death benefit shall be paid pursuant to Section 6.4.  The amount in such Former Participant’s Accounts shall not include amounts forfeited pursuant to this Section 6.1.

(e)           Forfeitures of Non-Vested Benefits. Upon a Participant’s Termination of  Employment other than as a result of retirement, death or Disability, the non-vested Portion of such Participant’s Accounts as determined under Section 6.1(b) shall be forfeited as of the last day of the Plan Year that is the earlier of (1) the distribution of the entire vested portion of the Former Participant’s Accounts, or (2) the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service.  Notwithstanding the foregoing, no amount shall be considered as forfeited until a  Participant has incurred a Break in Service.  During the period beginning on a Participant’s Termination of Employment and ending on the Valuation Date on which his or her forfeiture occurs, such forfeiture shall be maintained as a separate account.  Any portion of Participant’s Accounts attributable to Qualifying Employer Securities will be forfeited only after that portion of the Participant’s Accounts not attributable to Qualifying Employer Securities is forfeited.  If the Participant returns to the service of the Employer without having incurred a Break in Service, his or her forfeiture account shall be reinstated in the same amount as on the date of his or her Termination of Employment.  For purposes of this provision, if the Former Participant has a Vested Percentage in his or her Accounts of zero (0), then such Former Participant shall be deemed to have received a distribution of such benefit as of the year in which the Termination of Employment occurs.

(f)           Effect of Re-Employment.

(1)       Notwithstanding paragraph (e), if a terminated employee who had less than a one hundred percent (100%) Vested Percentage of his or her Accounts at the date of his or her Termination of Employment is both reemployed and repays the entire amount (without interest) of any distributions received upon his or her  Termination of Employment, (1) in the case of a distribution on account of Termination of Employment, before the earlier of (i) five (5) years after the first date on which such employee is subsequently reemployed, or (ii) the close of the first period of five (5) consecutive Breaks in Service, or (2) in the case of distributions other than on account of Termination of  Employment, five (5) years after the date of such distribution, such Employee shall have the non-vested portion of each such Accounts restored to such Accounts (unadjusted for any gains, losses or expenses), respectively, on the last day of the Plan Year in which both of said conditions are satisfied.

(2)       A terminated employee with a Vested Percentage in his or her Accounts at his or her Termination of Employment who thereafter returns to the employ of a member of the Controlled Group shall have his or her vesting Years of Service determined at his or her Termination of Employment restored when he or she becomes a Participant as required by Section 2.4.

(3)       A terminated employee who has no Vested Percentage in his or her Accounts at the date of his or her Termination of Employment, and who thereafter returns to the employ of a member of the Controlled Group shall have his or her vesting Years of Service determined at his or her Termination of Employment restored when he or she becomes a Participant as required by Section 2.4.

(g)           Treatment of Forfeitures.  Forfeitures may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.1(f), be used to satisfy any contribution that may be required pursuant to Section 3.4, or used to pay any administrative expenses of the Plan.  The remaining Forfeitures, if any, shall be allocated as provided in Section 3.4 as if they were a contribution made by the Employer.  If a forfeiture causes the limitation described in Section 3.12 to be exceeded, any excess shall be credited to a suspense account until the next Valuation Date at which time any balance in the suspense account shall be treated as forfeiture under this Section 6.1 during the succeeding Plan Year.

6.2        Retirement Benefits.

(a)           If a Participant continues in the employ of the Employer on or after his or her Retirement Date, he or she shall continue to be treated in all respects as a Participant until his or her actual retirement.  No retirement benefits shall be payable to a Participant until his or her actual retirement, and all retirements shall be deemed effective as of the Valuation Date coincident with or immediately preceding the date of actual retirement.

(b)           A Participant who attains his or her Retirement Age prior to his or her Termination of Employment shall be fully vested in his or her Accounts.  The retirement benefit of such Participant shall be the aggregate amount in his or her Accounts valued as of the Valuation Date coincident with or immediately preceding his or her Retirement Date or his or her actual retirement date, whichever is later, plus any Employer contributions made with respect to the Plan Year then ending and allocated to his or her Accounts, whether or not such contribution was actually received by the Trustee on or before such Valuation Date.

(c)           The payment of benefits shall be governed by the provisions of Article VIII.

(d)           If a Former Participant dies after his or her actual retirement but before the amount in his or her account is completely distributed, no further payments shall be made under this Section 6.2 a death benefit shall be paid pursuant to Section 6.4.

6.3        Disability Benefit.

(a)           In the event of the total and permanent Disability of a Participant and his or her Termination of Employment on account of said Disability, such Participant shall become one hundred percent (100%) vested in his or her Accounts and shall be entitled to the aggregate amount in his or her Accounts valued as of the Valuation Date coincident with or immediately preceding the date of the Participant’s Termination of Employment on account of such Disability.

(b)           The payment of benefits shall be governed by the provisions of Article VIII.

(c)           If a Disabled Participant dies after Termination of Employment and certification of his or her Disability but before the amount in his or her Accounts is completely distributed, no further payments shall be made under this Section 6.3 and a death benefit shall be paid pursuant to Section 6.4.

6.4        Death Benefits.

(a)           In the event of the death of a Participant while an Employee, such Participant shall, subject to Section 6.1(d), become one hundred percent (100%) vested in his or her Accounts.  The death benefit of such deceased Participant shall be the aggregate amount in his or her Accounts valued as of the Valuation Date coincident with or immediately following the date of death of such  Participant.

(b)           Except as otherwise set forth in Section 1.2 at any time, and from time to time, each Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefit payable hereunder and to revoke any such designation.  Each such designation shall be evidenced by a written instrument filed with the Committee and signed by the Participant, in a form prescribed by the Committee.

(c)           Subject to paragraph (d) below, the payment of benefits shall be governed by  the provisions of Article VIII (where applicable).

(d)           If distribution of a Participant’s benefit has commenced prior to such Participant’s death, and such Participant dies before his or her entire benefit is distributed to him, distribution of the remaining portion of the Participant’s benefit to the Participant’s Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant’s death.  If a Participant dies before distribution of his or her benefit has commenced, distributions to any Beneficiary shall be made within 5 years after such Participant’s death; provided, however, that any distribution to a Beneficiary may be made over the life of the Beneficiary (or over a  period not extending beyond the life expectancy of the Beneficiary), and in such event, such distribution shall not commence later than one (1) year after such Participant’s death.  In the event such Beneficiary is the Participant’s Surviving Spouse, the foregoing shall not apply, but such distribution shall not commence later than the date on which such Participant would have attained age seventy and one-half (70½).  If such Surviving Spouse dies after such Participant’s death but before distributions to such Surviving Spouse commence, this paragraph (d) shall be applied as if the  Surviving Spouse were the Participant.

(e)           If payments to a Beneficiary are being paid in installments and such Beneficiary dies before the amount in his or her Accounts is completely distributed, the balance thereof shall be paid to his or her estate in a lump sum within sixty (60) days after the close of Plan Year in which such  Beneficiary dies.

(f)           The Committee may require the execution and delivery of such documents,  papers and receipts as they may deem reasonably necessary in order to be assured that the payment of any death benefit is made to the person or persons entitled thereto.

ARTICLE VII - ESOP RULES

7.1        Put Option.  If the Qualifying Employer Securities are not “readily tradable on an established securities market” (as defined below) when distributed or are subject to a “trading limitation” (within the meaning of Treasury Regulations Section 54.4975-7(b)(10)) when distributed, a Participant who receives a distribution of Qualifying Employer Securities from his or her ESOP Accounts, KSOP Non-Voting Shares Contributions Account and/or KSOP Voting Shares Contributions Account hereunder shall have an option, exercisable under the terms of this Section 7.1, to cause the Company to purchase the Qualifying Employer Securities so distributed; provided, however, the Committee shall have the right, but not the obligation, to cause the Plan to assume the rights and obligations of the Company under the Participant’s option.  “Readily tradable on an established securities market” for purposes of this Section 7.1 means Qualifying Employer Securities that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (“Securities Exchange Act”) or that are quoted on a system which is sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.  The option shall be exercisable by the Participant, the Participant’s donees or any person, including the Participant’s estate or distributee therefrom, to whom Qualifying Employer Securities pass by reason of the Participant’s death, by giving written notice to the Company that the option is being exercised.  The option shall be exercisable (i) for a term of at least sixty (60) days, measured from the date of the distribution from the Plan, exclusive of any period during which the distributee is unable to exercise the option because the party bound thereby is precluded from honoring it by applicable law, and (ii) if the option is not exercised within the initial sixty (60) day period, for a term of sixty (60) days, measured from the date notice of the value of the Qualifying Employer Securities for the Plan Year following the Plan Year in which the distribution occurred is furnished to the distributee, exclusive of any period during which the distributee is unable to exercise the option because the party bound thereby is precluded from honoring it by applicable law.  The option price in either case shall be the fair market value of the Qualifying Employer Securities as of the most recent Valuation Date; provided, however, that if the value of Qualifying Employer Securities is to be based on a valuation by an independent appraiser in accordance with Section 4.4, the option price shall be the fair market value of the Qualifying Employer Securities as of the most recent Valuation Date for which such valuation has been completed.  Notwithstanding the foregoing, if the Plan assumes the rights and obligations of the Company under the Participant’s option, and such Participant is a disqualified person (as defined in Code Section 4975(e)(2)), the option price shall be the fair market value of the Qualifying Employer Securities as of the date of the transaction.  The Company, or the Trustee if the Committee directs the Trustee to exercise the Company’s rights and obligations under the option, may make payment in substantially equal annual installments over not more than five years, with payment commencing 30 days after the option is exercised.  If payment is made in installments, the obligor shall provide adequate security and pay a reasonable rate of interest.

7.2        Right of First Refusal.

(a)           If at any time a Participant, or a Participant’s donee or beneficiary, desires to sell, encumber, or otherwise dispose of Qualifying Employer Securities distributed from a Participant’s Old ESOP Voting Shares Contributions Account, New ESOP Voting Shares Contributions Account or KSOP Voting Shares Contributions Account and such Securities are not then publicly traded, the Participant shall first offer the same to the Trustee and to the Company by giving the Trustee and the Company written notice disclosing: (i) the name(s) of the proposed transferee; (ii) the certificate number and amount of Qualifying Employer Securities proposed to be transferred; (iii) the proposed price; and (iv) all other terms of the  proposed transfer.  Within 14 days after receipt of such notice the Trustee, as directed by the Committee, and then the Company shall have the option to purchase all or part of such  Qualifying Employer Securities.  If the Trustee or the Company decides to exercise the option, the purchase price shall be the proposed price under the intended transferee’s good faith offer to purchase the Qualifying Employer Securities or the fair market value of the Qualifying Employer Securities on the most recent Valuation Date, whichever is greater.  The Company, or the Trustee if the Committee directs the Trustee to exercise the Company’s rights and obligations under the option, may make payment in substantially equal annual installments over not  more than five years, with payment commencing 30 days after the option is exercised if the purchase price is the most recent Valuation Date price or if such price is at least as favorable to the Participant as the proposed terms.  If payment is made in installments, the obligor shall provide adequate security and pay a reasonable rate of interest.

(b)           In the event neither the Trustee nor the Company exercises the option to  purchase set forth in paragraph (a) above, the Participant, donee or beneficiary shall have the right to sell, encumber or otherwise dispose of Qualifying Employer Securities on the terms of  the transfer set forth in the written notice to the Trustee, provided such transfer is effected within 14 days after the expiration of the option period and provided the same, in the opinion of counsel to the Company, will not require the registration of the Qualifying Employer Securities under any applicable federal or state securities laws or otherwise be in contravention of such laws or in any way be inconsistent with any investment representation given by the Participant.  If the transfer is not effected within such period, the Trustees and the Company must again be  given an option to purchase, as provided herein.

(c)           All share certificates subject to the right of first refusal shall be endorsed on their face with a legend necessary to reflect the same.

(d)           Notwithstanding the foregoing, the obligation of Participants, Participants’ donees and beneficiaries to offer the Company a right of first refusal in accordance with this Section 7.2 shall apply only in the event the Committee determines, in its sole discretion, to apply the provisions of this Section 7.2, which application shall then apply to all Participants, Participants’ donees and beneficiaries in a nondiscriminatory manner.

7.3        Nonterminable Protections and Rights.  If the Plan acquires Qualifying Employer  Securities with respect to Old ESOP Voting Shares Contributions Accounts, New ESOP Voting Shares Contributions Accounts or KSOP Voting Shares Contributions Accounts with the  proceeds of an Exempt Loan and such Loan is repaid, or the portion of the Plan constituting Old ESOP Voting Shares Contributions Accounts, New ESOP Voting Shares Contributions Accounts or KSOP Voting Shares Contributions Accounts ceases to be an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)), then the put option described in Section 7.1 and the limitations on the right of first refusal under Section 7.2 shall continue to apply to such Qualifying Employer Securities.

7.4        Special Rule for Non-Voting Shares Contributions Accounts.  Notwithstanding anything to the contrary set forth herein, in no event shall the foregoing provisions of this Article VII (other than Sections 7.1 and 7.5) apply to any Qualifying Employer Securities purchased on account of, held in, or distributed from, a Participant’s Old ESOP Non-Voting Shares Contributions Accounts, New ESOP Non-Voting Shares Contributions Accounts, or KSOP Non-Voting Shares Contributions Accounts.

7.5        Diversification Option.

(a)           A Participant who satisfies the requirement of paragraph (b) below may elect within a period of not less than ninety (90) days after the close of each Plan Year in the election period described in paragraph (c) below to direct the Trustee to distribute to him or her up to twenty five percent (25%) of the shares of Qualifying Employer Securities allocated to the Participant’s New ESOP Voting Shares Contributions Account, New ESOP Non-Voting Shares Contributions Account, KSOP Voting Shares Contributions Account and KSOP Non-Voting Shares Contributions Account as of the last day of such Plan Year (less the number of such shares transferred pursuant to a prior written election under this paragraph (a)), or to liquidate such shares and transfer the cash value thereof to the Participant’s 401(k) Contributions Account.  Further, in the case of any election year after the fifth election year in which the Participant can make such an election, “50%” shall be substituted for “25%” in the preceding sentence.

(b)           A Participant shall be eligible to make the election described above if, as of the close of a Plan Year, he or she has both attained age fifty five (55) and reached the tenth (10th) anniversary of the date he or she commenced participation in the Plan.

(c)           The election described above may be made in the Plan Year beginning with the first Plan Year after the Plan Year in which the Participant satisfies the requirements of the preceding subsection and each subsequent Plan Year thereafter.

(d)           For purposes of this Section 7.5, Qualifying Employer Securities held in a Participant’s New ESOP Voting Shares Contributions Account, New ESOP Non-Voting Shares Contributions Account, KSOP Voting Shares Contributions Account and KSOP Non-Voting Shares Contributions Account shall be valued in accordance with Section 4.4 as of the most recent Valuation Date, and liquidation of shares shall occur after such value has been determined.

ARTICLE VIII - PAYMENT OF BENEFITS

8.1        Hardship Withdrawals.

(a)           Subject to paragraph (b) below, a Participant may withdraw amounts from his or her 401(k) Contribution Account (excluding any post-1988 investment earnings on such amounts) prior to his or her Termination of Employment on account of hardship as set forth below.

(b)           A distribution will be made on the account of hardship if the distribution is (i)  made on account of an immediate and heavy financial need of the Participant (as described in paragraph (c) below) and (ii) the distribution is necessary to satisfy such financial need (as described in paragraph (d) below).  A distribution based upon hardship shall not exceed the amount required to meet the immediate financial needs created by the hardship and not reasonably available from other resources of the Participant.  The determination of the existence of hardship and the amount required to be distributed to meet the need created by the hardship shall be determined by the Committee in accordance with regulations issued by the Secretary of the Treasury.  A distribution may be treated as necessary to satisfy a financial need if the Committee relies on written representations by the Participant, unless the Committee has actual knowledge to the contrary, that the need cannot reasonably be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets; (iii) by cessation of 401(k) Contributions, or (iv) by other distributions or nontaxable loans (at the time of the loan) from plans maintained by the Company or another employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need; provided, however, that a need cannot be reasonably relieved if the effect would be to increase the amount of the need.

(c)           For purposes of this Section 8.1, a distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is for:

(1)       expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); including but not limited to, expenses for

(A)           the diagnosis, cure, mitigation, treatment, or prevention of disease, or for the purpose of affecting any structure or function of the body; or

(B)           transportation primarily for and essential to such expenses referred to in (A) above; or

(C)           insurance (including amounts paid as premiums under part B of Title XVIII of the Social Security Act) relating to medical expenses referred to in (A) or (B) above, provided such expenses are incurred by the Participant, the Participant’s spouse or dependent (as defined in Code

Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B)), or are necessary for such persons to obtain the medical care described above; or

(2)       purchase (excluding mortgage payments) of a principal residence for the Participant; or

(3)       payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, child or children, or dependent (as defined in Code Section 152 without regard to subsections (b)(l), (b)(2) and (d)(1)(B)); or

(4)       the need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(5)       payment of burial or funeral expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Code Section 152 without regard to subsection (d)(1)(B)); or

(6)       payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)       any other need which the Commissioner of the Internal Revenue Service, through the publication of revenue rulings, notices, or other documents of general applicability, deems to be immediate and heavy.

The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(d)           For purposes of this Section 8.1, a distribution will be deemed necessary to  satisfy a financial need if:

(1)       the distribution is not in excess of the amount of the need arising under paragraph (c) above;

(2)       the Participant has obtained all distributions (including the distribution of dividends under Code Section 404(k), if any), other than hardship distributions, and all nontaxable (at the time of the loan) loans that are currently available under the Plan and all other plans maintained by the Company;

(3)       the Participant may not make 401(k) Contributions to the Plan or to any other plans maintained by the Company for the six (6) month period beginning on the date the Participant receives a distribution pursuant to this Section 8.1; and

(4)       The Participant has utilized financial resources including assets belonging to the Participant’s spouse and minor children that are reasonably available to the Participant.

The determination of any deemed immediate and heavy financial need shall also include any immediate and heavy financial need of a Participant’s primary Beneficiary.  For purposes of this Section 8.1, a Participant’s “primary Beneficiary” is an individual or individuals who are designated as a Beneficiary under the terms of the Plan and who have a right to all or a portion of the Participant’s Accounts upon the Participant’s death.

8.2        Withdrawals From Employee and Rollover Accounts.  Upon prior notice in the manner prescribed by the Committee, a Participant may elect to withdraw (a) any amount up to the total amount of his or her contributions to his or her Employee Account, but no more than the amount in his or her Employee Account valued as of the Valuation Date coincident with or immediately preceding such election, and (b) effective as of October 1, 2010, any amount up to the total amount of his or her contributions to his or her Rollover Account, but no more than the amount in his or her Rollover Account valued as of the Valuation Date coincident with or immediately preceding such election.

8.3        Age 59½ Withdrawals.  Upon prior notice in the manner prescribed by the Committee, a Participant who has attained age 59½ may elect to withdraw any amount up to the total amount of his or her 401(k) Contribution Account, Rollover Account, and Matching Contributions Account, once each Plan Year.

8.4        Direct Rollover Distributions.

(a)           Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  For this purpose,  a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)           Definitions.

(1)       Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution made pursuant to Section 8.1; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)       Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a); an individual retirement annuity described in Code Section 408(b); an annuity plan described in Code Section 403(a); a qualified trust described in Code Section 401(a); an annuity contract described in Code Section 403(b); and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and that accepts the distributee’s eligible rollover distribution.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

(3)       Distributee:  A distributee includes a Participant or Former Participant. In addition, the Participant’s or Former Participant’s surviving spouse and the Participant’s or Former Participant’s spouse or former spouse who is the  alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or  former spouse.

(4)       Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

8.5        Commencement of Benefits.

(a)           Distributions from a Participant’s vested Accounts shall commence as soon as practicable after the date of the Participant’s termination because of death, retirement, Disability or other Termination of Employment.

(b)           Notwithstanding the foregoing, such distribution of benefits to a Participant may not commence before the Participant’s Retirement Date without his or her written consent to such payment, provided, however, that such distribution of benefits must commence on or before the sixtieth (60th) day after the last day of the Plan Year in which (i) the Participant attains his or her Retirement Date, (ii) the Participant’s Termination of Employment occurs, or (iii) the tenth anniversary of the year in which the Participant commenced participation in the Plan occurs, whichever is latest.

(c)           Notwithstanding anything set forth herein to the contrary, in no event shall distributions from a Participant’s ESOP Accounts commence, to the extent applicable, later than the date required under Code Section 409(o).

8.6        Form of Payment.

(a)           ESOP Accounts.  In the event of a Participant’s Termination of Employment on account of Disability, or retirement on or after attainment of Retirement Age, such Participant’s vested ESOP Account shall be paid in one lump sum.  If a Participant’s Termination of Employment occurs for reasons other than on account of death, Disability, or retirement on or after Retirement Age, such Participant’s vested ESOP Account shall be paid based on the number of Qualifying Employer Securities held in such Participant’s ESOP Account on the Valuation Date coincident with or immediately preceding such distribution, according to the following schedule:

# Shares Held	Distribution
Up to 5,000	In a single lump sum
5,001 to 20,000	In substantially equal annual installments over 3 years (approximately 33.3% each year)
20,001 and over	In substantially equal annual installments over 5 years (approximately 20% each year)

Notwithstanding the foregoing, unless the Participant elects otherwise, a Participant’s vested ESOP Account shall be distributed (i) in accordance with the distribution schedule contained in this paragraph (a), or (ii) to the extent required under Code Section 409(o), in substantially equal installments (not less frequently than annually) over a period of up to five (5) years, plus one (1) year for each $160,000 or fraction thereof by which the value of the Participant’s Vested Account balance exceeds $800,000 (as such amounts are adjusted at the same time and in the same manner as under Code Section 415(d)).  Distributions from a Participant’s ESOP Accounts, KSOP Non-Voting Shares Contribution Account and KSOP Voting Shares Contribution Account shall be made entirely in Qualifying Employer Securities (except that cash distributions shall be made with respect to fractional shares), and the Participant or, in the case of the Participant’s death, his or her beneficiary, may elect to receive cash for the Qualifying Employer Securities from the Participant’s ESOP Accounts, KSOP Non-Voting Shares Contribution Account and KSOP Voting Shares Contribution Account by

effecting the purchase by the Plan or the Company, as determined by the Committee, of such Qualifying Employer Securities at the time and in the manner as set forth in Section 7.1.  Any Qualifying Employer Securities purchased by the Plan, unless purchased thereafter by the Company, shall be held in the suspense account established pursuant to Section 5.3(b).

(b)           Other Accounts.  A Participant may elect that the vested portion of his or her Accounts, other than such Participant’s ESOP Accounts, KSOP Non-Voting Shares Contribution Account and KSOP Voting Shares Contribution Account shall be paid in (i) one lump sum or (ii) in as nearly as practical equal installments (monthly, quarterly, semiannual or annual installments) over a number of years not to exceed the Participant’s life expectancy, or the joint life expectancy of the Participant and his or her spouse.  Distributions of benefits from Accounts other than ESOP Accounts, KSOP Non-Voting Shares Contribution Account and KSOP Voting Shares Contribution Account shall be made in cash.

(c)           Death Benefits.  Notwithstanding the foregoing, benefits paid under Section 8.5 on account of a Participant’s death, shall be distributed in one lump sum or in installments over a period not extending beyond five years of the Participant’s date of death unless payment of benefits has commenced before the Participant’s date of death in which case benefits shall be paid at least as rapidly as under the method of distribution in effect on the Participant’s date of death; provided, however

(1)       if any portion of the Participant’s Account Balance is payable to or for the benefit of a Beneficiary, such portion may be distributed over a period of time not exceeding the life expectancy of such Beneficiary, provided distribution begins not later than one year after the date of the  Participant’s death or such later date as applicable regulations under the Code may permit; or

(2)       if the Beneficiary referred to above is the Participants surviving spouse, (i) the date on which the distribution is required to begin shall not be earlier than, the date on which the Participant would have attained age 70½ and (ii) if the surviving spouse should die before distribution to such spouse begins, this paragraph (c) shall apply as if the surviving spouse were the Participant.

8.7        Election of Benefits.  A distribution to a Participant who has a benefit which exceeds $5,000, shall require such Participant’s written consent (or in such other form as prescribed by the Committee) if such distribution is to commence prior to the time the benefit is “immediately distributable.”  A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Retirement Age or age 62. With regard to such consent:

(a)           The Participant must be informed of the right to defer receipt of the distribution.  If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit.  However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 8.13 or Code Section 409(o).

(b)           Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than one hundred eighty (180) days before the date the distribution commences.

(c)           Written consent (or in such other form as prescribed by the Committee) of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than one hundred eighty (180) days before the date the distribution commences.

(d)           No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that: (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving such notice, affirmatively elects a distribution.

8.8        Cash Out.  Notwithstanding any other provision of the Plan to the contrary, any Participant who terminates employment because of death, retirement, Disability or other Termination of Employment and whose vested interest in his or her Accounts under the Plan (excluding any Rollover Account) do not exceed $5,000 shall be paid or, in the case of the Participant’s death, Beneficiary shall be paid the entire amount of the Participant’s vested balance in his Accounts in a lump sum as soon as practicable after such Participant’s termination of employment.  In the event of a distribution greater than $1,000 in accordance with this Section 8.8 (taking into account any Rollover Account), if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or receive the distribution directly in accordance with the applicable provisions of this Article VIII, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.  For purposes of the preceding sentence, any shares held in the Participant’s ESOP Accounts shall be converted to cash prior to such rollover based on the value of those shares as of the most recent Valuation Date.

8.9        Inability to Ascertain Value of Account Balance.  If the value of a Participant’s Account Balance cannot be ascertained by the date benefits are required to commence as determined pursuant to this Article VIII, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained.

8.10        Postponement of Commencement of Benefits In Certain Cases.  Subject to Section 8.13, a Participant who retires pursuant to Section 6.2 on or after his or her Retirement Date may postpone the commencement of the payment of benefits to a date selected by such Participant.

8.11        Payment or Distribution in Full Satisfaction: Receipt and Release.  Any payment or distribution to any person having or claiming to have an interest in the Trust Fund or under this Plan in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan, the Trust Fund, the Committee, the Trustee, and the Employer, any of whom may require such person, as a condition precedent to such payment or distribution, to execute a receipt and release therefor in such form as shall be determined by the Committee, the Trustee or the Employer, as the case may be.

8.12        Benefits of Unlocated Persons. Each Former Participant, Beneficiary or other person entitled to receive benefits hereunder shall be responsible for furnishing the Committee with his or her address.  If the Former Participant, Beneficiary, or any other person entitled to benefits hereunder cannot be located, the balance in the account of such person shall be segregated and invested in an Investment Fund selected by the Committee until the person entitled to benefits makes claim therefor.

8.13        Minimum Distribution Requirements.

(a)           General Rules.

(1)       Effective Date. The provisions of this Section 8.13 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)       Precedence. The requirements of this Section 8.13 will take precedence over any inconsistent provisions of the Plan.

(3)       Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.13 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(4)       TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section 8.13, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)           Time and Manner of Distribution.

(1)       Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date (as defined, below, in Subsection 8.13(f)(4).

(2)       Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)           If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)           If the participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designed Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)           If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(D)           If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection 8.13(b), other than Subsection 8.13(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Subsection 8.8(b)(2) and Subsection 8.13(d), unless Subsection 8.13(b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 8.13(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 8.13(b)(2)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection 8.8(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Subsections 8.13(d) and 8.13(e).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the related Treasury regulations.

(d)           Required Minimum Distributions During Participant’s Lifetime.

(1)       Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)           the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)           if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)       Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Subsection 8.13(d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(e)           Required Minimum Distributions After Participant’s Death.

(1)       Death On or After Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary.  If the participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)           If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)       Death Before Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Subsection 8.13(d)(1).

(B)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection 8.8(b)(2)(A), this Subsection 8.8(e)(2) will apply as if the surviving spouse were the Participant.

(f)           Definitions.

(1)       Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 1.2 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(2)       Distribution ca1endar year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection 8.8(b)(2).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)       Life expectancy.  Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(4)       Required Beginning Date.

(A)           For a Participant other than a five percent (5%) owner, the April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age seventy and one-half (70½), or (B) the calendar year of the Participant’s Normal Retirement Date.

(B)           For a Participant who is, a five percent (5%) owner, April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70½).

(C)           For purposes of this Subsection 8.13(f)(4), the term “five percent (5%) owner” shall have the meaning as defined in Code Section 416(i).

ARTICLE IX - ADMINISTRATION OF PLAN

9.1        Allocation of Powers Among Board Trustee and Committee.

The Board, Trustee and the Committee shall have only those specific powers, duties, responsibilities and obligations as are specifically provided under this Plan or the Trust Agreement.  The Board shall have the responsibility to appoint and remove the Trustee and the members of the Committee. The Board shall have the authority to transfer assets of the Trust Fund from the Trustee of one Trust Agreement to the Trustee of another Trust Agreement or Trust Agreements.  The Committee shall have the responsibility for the control and management of the operation and administration of the Plan, except where the Committee designates other persons to discharge such responsibilities or where otherwise expressly provided in the Plan.  The Committee shall also have the responsibility to appoint and remove Investment Managers. The Trustee shall have the responsibility with respect to the management of the assets held in the Trust Fund pursuant to the Plan, except with respect to assets held or investments directed by an Investment Manager.

9.2        Number and Appointment of Committee.  The Committee shall consist of not less than two (2) members, who shall be appointed by the Board and serve at its pleasure.  Members of the Committee need not be members of the Board.  Upon the death, resignation or removal  of any member of the Committee, the Board may, but need not, select a successor, if there are then at least two (2) members.

9.3        Acceptance, Removal and Resignation of Committee. Any person appointed a  member of the Committee shall signify his or her assent by filing a written acceptance with the Board and with the Committee.  Any Committee member may be removed at any time by the Board, with or without cause and written notice thereto (shall be sent to the member and the Committee).  Any member of the Committee may resign by delivering his or her written resignation to the Board and to the Committee.

9.4        Organization of Committee and Meetings.  The members of the Committee may elect a Chairman, and a Secretary who may be, but need not be, one of the members of the Committee.  The Committee shall hold meetings upon notice at such place or places, and at such time or times as it may from time to time determine.  Such notice may be oral, by telecopy, telegraphic or written. Such notice shall be duly served on or sent or mailed to each member at least one (1) day before such meeting.   Meetings may be held at any time without notice if all the members are present, or if at any time before or after the meeting those not present waive  notice of the meeting in writing.

9.5        Committee Actions.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of the members present at the meeting, unless unanimous action is expressly provided for herein.  Resolutions may be adopted or other action taken without a meeting upon written consent signed by all the members of the Committee.

9.6        Execution of Documents.  The Committee may sign, by an authorized member or members, any document as and in the name of the Committee, and the Committee may designate the member, members, person or persons who may execute any document in the name of the Committee.

9.7        Agent for Service of Process.  The Plan Administrator shall be the agent to receive service of legal process with respect to the Plan.

9.8        General Powers of Committee.  The Committee shall, except as otherwise expressly provided herein, have full authority and responsibility to control and manage the operation and administration of the Plan in accordance with its provisions and under laws applicable to the Plan. The powers and duties of the Committee shall include, but not be limited to, the following:

(a)           To designate such accountants, consultants, administrators, counsel, custodians  or investment advisors or such other persons it deems necessary or advisable, who, except for  such custodians, shall serve the Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan.

(b)           To construe and interpret the provisions of the Plan.  Said constructions and interpretations shall be consistent with regulations promulgated pursuant to the Code, ERISA and any other applicable federal statute.

(c)           To determine all benefits and resolve all questions arising from the administration, interpretation and application of Plan provisions, either by general rules or by particular decisions in a nondiscriminatory manner.

(d)           To advise the Trustee or other disbursing entity in writing with respect to all  benefits which become payable under the Plan, and to direct the Trustee or disbursing entity as to the manner in which such benefits are to be paid.

(e)           To adopt such forms and regulations as deemed advisable for the administration  of the Plan and the conduct of its affairs.

(f)           To designate one or more Investment Managers.

(g)           To divide or allocate assets held in the Trust Fund and assign each portion to an  Investment Manager.

(h)           To designate a Plan Administrator by unanimous approval.

(i)           To remedy any inequity resulting from incorrect information received or communicated or as a consequence of administrative error.

(j)           To assure that its members, the Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.

(k)           To settle or compromise any claim or debts arising from the operation of the Plan and to commence or defend any claims in any legal or administrative proceeding.

(l)           To establish a funding policy and method to determine the long and short-term  growth and liquidity objectives of the Plan and to advise the Trustee and/or Investment Manager of such policy in order that the investment policy of the Trustee and/or Investment Manager shall be appropriately coordinated with the requirements and needs of the Plan.

(m)           To keep necessary records and data for the proper administration of the Plan.

9.9        Allocation of Powers Among Committee Members.  The Committee may allocate specific duties and powers among its members by written resolution, adopted and executed by approval of a majority of the Committee.  Such resolution shall remain in effect until rescinded by a majority of the members of the Committee.  Upon adoption, the member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such specific responsibilities.  All other members, except as provided under Section 9.15, shall be relieved from responsibility and liability for any act or omission resulting from such  designation.

9.10        Delegation of Powers by Committee.  The Committee may designate any person, orally or in writing, to discharge any responsibilities which the Committee determines are administrative or ministerial in nature and are designed to implement a policy, interpretation, plan, practice or procedure established by the Committee.

9.11        Claims For Benefits and Appeals.

(a)           Application for Benefits.  Applications for benefits and inquiries concerning the Plan or concerning present or future rights to benefits under the Plan shall be submitted to the Claims Supervisor in writing.  An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after the death of a Participant, by the Participant’s Beneficiary.

(b)           Denial of Application.  In the event an application for benefits is denied in whole or in part, the Claims Supervisor shall notify the applicant in writing of the denial and the right to a review of the denial.  The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific reference to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary and an explanation of the review procedure under the Plan.  The written notice shall be given to the applicant within a reasonable period of time (not more than ninety (90) days) after the Administrator, or its delegate, receives the application, unless special circumstances require further time for processing, and the applicant is advised of the extension.  In no event shall the notice be given more than one hundred eighty (180) days after the Administrator, or its delegate, receives the application.

(c)           Review of Denied Claims.

(1)       Request for Review.  An applicant whose application for benefits is denied in whole or in part, or the applicant’s duly authorized representative, may appeal from the denial by submitting to the Committee a request for a review of the application within sixty (60) days after receiving written notice of the denial from the Claims Supervisor.  The Committee shall give the applicant or the representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review.  The request for a review shall be in writing.  The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent.  The Committee may require the applicant to submit such additional facts, documents, or other materials as it may deem necessary or appropriate in making its review.

(2)       Decision on Review.  The Committee shall act on each request for a review within sixty (60) days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension.  In no event shall the decision on review be rendered more than one hundred twenty (120) days after the Committee receives the request for a review.  The Committee shall give prompt, written notice of its decision to the applicant.  In the event that the Committee confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

(3)       Rules and Interpretations.  The Committee shall adopt such rules, procedures, and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Section 9.11.

(4)       Exhaustion of Remedies.  No legal action for benefits under the Plan shall be brought unless and until the claimant: (A) has submitted a written application for benefits in accordance with Section 9.11(a); (B) has been notified by the Claims Supervisor that the application is denied; (C) has filed a written request for a review of the application in accordance with subsection (c)(1) above; and (D) has been notified in writing that the Committee has affirmed the denial of the application; provided, however, that legal action may be brought after the Committee has failed to take any action on the claim within the time prescribed by this Section.

(d)           Statute of Limitations.  Except for any action against a fiduciary for a breach of his fiduciary duty, an action filed in state or federal court regarding any rights or obligations under the Plan must be brought within one year from the date of the final decision of the Committee.

9.12        Basic Fiduciary Responsibilities.  All Fiduciaries shall exercise their duties with respect to the Plan in accordance with the instruments governing the Plan (as construed, when necessary, by the Committee) and solely in the interest of Participants, Former Participants, their Beneficiaries for the exclusive purposes of providing benefits to Participants, Former Participants, and their Beneficiaries and defraying reasonable expenses of administering the  Plan (except where otherwise expressly provided herein or otherwise provided by law) and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

9.13        Co-Fiduciary Liability.  In addition to any liability arising from a breach of the duties set forth in Section 9.12, a Fiduciary shall be liable for a breach of fiduciary responsibility by another Fiduciary only if:

(a)           He knowingly participates in or undertakes to conceal an act or omission other Fiduciary, knowing such act or omission is such a breach;

(b)           By his or her failure to comply with Section 9.12 in the administration of his or her specific  responsibilities giving rise to his or her status as a Fiduciary, he or she has enabled such other Fiduciary to commit such a breach; or

(c)           He has knowledge of such a breach by such other Fiduciary and does not make reasonable efforts under the circumstances to remedy the breach; provided, however, that if one or more Investment Managers have been appointed, then notwithstanding paragraphs  (b) or (c) of this Section 9.13, no Fiduciary shall be liable for the acts or omissions of such Investment Managers.

9.14        Review Where Duties or Responsibilities Are Allocated or Delegated.  If any duties or responsibilities are allocated or delegated to any person by the Committee pursuant to Sections 9.9, 9.10 or 9.11, the Committee shall periodically review the performance of such person.  Depending upon the circumstances, this requirement may be satisfied by a formal review by the Committee at such time or times as the Committee in its discretion may  determine, through day-to-day contact and evaluation, or in any other appropriate way determined by the Committee.

9.15        Fiduciary Liability In Event of Allocation or Delegation of Responsibilities.  Notwithstanding anything to the contrary, if responsibilities have been allocated or delegated for an act or omission of such person in carrying out the responsibility except to the extent that it is established that the Fiduciary (a) would otherwise be liable under Section 9.13, or (b) violated the duties set forth in Sections 9.12 or 9.14, or both, with respect to such allocation or designation with respect to the establishment or implementation of the allocation procedure, or in continuing the allocation or designation.

9.16        No Compensation For Committee Membership. No member of the Committee shall receive any compensation for his or her services as such.

9.17        Committee Member as Participant.  A Committee member may be a Participant hereunder, except that such person may not make decisions and execute instruments as a Committee member with respect to matters relating solely to his or her own participation.

9.18        Payment of Expenses.  Any expenses incurred by the Committee shall be paid by the Trust Fund unless paid for by the Employer.

9.19        Withholding of Benefits in the Event of Dispute.  In the event any dispute shall arise as to the person to whom payment of any benefits hereunder shall be made, or as to the person to whom delivery of any property shall be made by the Trustee, the Committee may direct the Trustee to withhold such payment and/or delivery until such dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.

9.20        Indemnification of Fiduciaries. Except for liability resulting from gross negligence or willful misconduct, to the extent not insured against by a member of the Controlled Group, the Company shall, to the full extent permitted by law, indemnify and hold harmless all Fiduciaries who are employees or members of the Board against all liabilities incurred in connection with the control, management, administration and operation of the Plan and with respect to the appointment of an Investment Manager.

9.21        Right of Board to Transfer Power.  Wherever the Board is given a power or duty under the Plan, the Board may by general resolution or with respect to a specific matter or matters transfer that power or duty to the Committee or to any committee of the Board, subject to the right of the Board to terminate such transfer at any time.

9.22        Conclusive Effect of Committee Decisions.  The determination of the Committee made in good faith as to any question arising hereunder, including questions of construction, administration and interpretation, shall be final and conclusive upon all persons, including, but not by way of limitation, Employers, Trustees, Fiduciaries, investment Managers, Employees, Participants, Former Participants, Beneficiaries, heirs, distributees and the legal representatives of all such persons.

ARTICLE X - AFFILIATED EMPLOYERS

10.1        Adoption of Plan and Trust By Members of the Controlled Group.  Any member of  the Controlled Group may, with the approval of the Board, adopt this Plan and become a party to the Trust Agreement, on such terms and conditions as the Board may specify.

10.2        Appointment of Company as Agent of Adopting Employers.  Any member of the Controlled Group which becomes an Employer pursuant to Section 10.1 shall be deemed to have appointed the Company as its agent with respect to all matters pertaining to the Plan, Trust Agreement and Trust Fund such as but not limited to, the appointment of Committee members and Trustee, and shall be deemed to have adopted all amendments to the Plan and Trust Agreement which are adopted by the Company, unless such Employer takes specific action to the contrary.

10.3        Right of Employer To Withdraw From or Terminate Participation.  Any Employer may, upon thirty (30) days notice, withdraw from or terminate its participation in the Plan.

10.4        Procedure Upon Withdrawal From Participation.  Upon the withdrawal from participation in the Plan by an Employer, the Trustee shall segregate the share  of the assets of the Trust Fund allocable to the Accounts of the Participants who are Employees of the withdrawing Employer. Such assets may be transferred by  the Trustee to a trust established by the withdrawing Employer (“Transferee Trust”).  Such transfer shall be conditioned upon receipt from the Internal  Revenue Service of a determination that the Transferee Trust is exempt under  Code Section 501(a), and upon any other approvals or conditions as may be reasonably required by the Company, the Committee or the Trustee.

10.5        Procedure Upon Termination of Plan by Employer.  Upon the termination of the Plan with respect to an Employer, the Trustee shall segregate the share of the assets of the Trust Fund allocable to the Accounts of the Participants who are Employees of the terminating Employer and shall distribute said Accounts in accordance with Section 12.6; provided, however, in the case of any Employees of said terminating Employer who are Employees of an Employer which remains an Employer, the Accounts shall be retained in the Trust Fund and distributed to such Employees when they cease to be Participants hereunder.

ARTICLE XI - AMENDMENT OF PLAN

11.1        Amendment of Plan by the Board.  Subject to the limitations and provisions herein contained, the Board, by resolution duly passed, shall have the power, at any time and from time to time, to modify, alter or amend the Plan in any manner which it deems desirable, including, but not by way of limitation, the right to increase or decrease contributions, to provide a different benefit formula, to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust Fund.

11.2        Amendment of Plan by the Committee.  Notwithstanding the foregoing, the Committee shall have the power to amend the Plan, retroactively, if necessary, to keep the Plan in compliance with the Code, ERISA or other applicable guidance, or to make such other changes as it deems necessary or appropriate that would not be reasonably expected to result in a significant increase in cost to the Company or any member of the Controlled Group.

11.3        Limitations.  The Company shall not have the right to amend the Plan and Trust or Trusts in the following respects:

(a)           No amendment may be made to the Plan or Trust Agreement which shall vest in the Company or any other Employer, directly or indirectly, any interest in, or ownership of, any of the present or subsequent funds set aside for Participants, Former Participants or their  Beneficiaries pursuant to the Trust or Trusts, except as otherwise expressly provided herein;

(b)           No part of the Trust Fund shall by reason of any amendment, be used for or diverted to purposes other than for the exclusive benefit of Participants, Former Participants or their Beneficiaries or for administration expenses of the Trust or Trusts, except as otherwise  expressly provided herein;

(c)           No amendment shall deprive any Participant, Former Participant or Beneficiary of any of the benefits to which he or she is entitled under the Trust Fund with respect to contributions previously made;

(d)           No amendment shall be made which will increase the powers, duties and liabilities of the Trustee without its written consent.

11.4        Amendment To Vesting Schedule.  In the event of an amendment which changes the vesting schedule contained herein, any Participant who has been credited with not less than three (3) Years of Service as of the end of the “Election Period” set forth below may make an irrevocable election during such Election Period to have his or her benefit determined under the pre-amendment vesting schedule with respect to such  Participant’s Account, including any adjustments thereto after the amendment.  The Election Period shall begin no later than the date the Plan amendment is adopted and shall end on the latest of: (a) sixty (60) days after the amendment is adopted, (b) sixty (60) days after the effective date of the amendment, or (c) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

11.5        Merger or Consolidation of Plan or Transfer of Assets. A merger of the Plan with any other plan described in Code Section 401(a) or a merger of any Employer with any other entity shall not in and of itself result in the termination of the Plan with respect to any Employer or group of Employees.  However, in the event that the Plan is merged or consolidated with another plan, or in the event of a transfer of the assets or liabilities held pursuant to the Plan to another plan, each Participant must be entitled to a benefit under such other plan immediately after such merger, consolidation or transfer which is at least equal to the value of his or her Account under the Plan if the Plan terminated immediately before such merger, consolidation or transfer of assets.

ARTICLE XII - DISCONTINUANCE OF CONTRIBUTIONS AND

TERMINATION OF PLAN AND TRUST

12.1        Intent.  The Company intends that (a) the Old ESOP Voting Shares Contributions Accounts, the New ESOP Voting Shares Contributions Accounts and the KSOP Voting Shares Contributions Accounts portion of the Plan shall constitute an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7) and (b) the Old ESOP Non-Voting Shares Contributions Accounts, the New ESOP Non-Voting Shares Contributions Accounts and the KSOP Non-Voting Shares Contributions Accounts portion of the Plan shall constitute a stock bonus plan.

12.2        Termination of Plan by the Company.  The Board shall have the power at any time and for any reason to terminate the Plan by an appropriate resolution or resolutions which shall specify the date of termination.

12.3        Vesting Upon Termination of Plan.  Except as otherwise set forth in this Section 12.3, upon the complete or partial termination of the Plan for any reason whatsoever, or the complete discontinuance of contributions, the balance in each Participant’s or Former Participant’s Accounts (after payment of all expenses and proportional adjustment of Participants’ Accounts to reflect such expenses, profits, losses and reallocations of forfeitures of the Trust Fund) shall become fully vested and non-forfeitable and each Participant or Former Participant or Beneficiary thereof shall be entitled to receive the amount credited to his or her account  in the Trust Fund subject to any further expenses, profits and losses which may occur prior to actual distribution.  Notwithstanding the foregoing, in the event of a partial termination of the Plan, the full vesting and non-forfeitable rights set forth in the preceding sentence shall apply only to the portion of the Plan that is terminated.

12.4        Continuance of Trust Fund After Termination of Plan.  After termination of the Plan for any reason, the Employer shall make no further contributions thereunder.  However, unless the Committee in its sole discretion directs otherwise, the Trust Fund shall remain in existence and all of the other provisions of the Plan shall remain in force which are necessary in the opinion of the Trustee, other than the provisions for the contributions by the Employer and forfeitures of Participants interests.

12.5        Administration.  All of the assets on hand on the date of the termination of the Plan as aforesaid shall be held, administered and distributed by the Trustee in the manner provided in the Plan.

12.6        Distribution of Trust Fund Assets.  Notwithstanding Sections 12.2 and 12.3, upon the complete or partial termination of the Plan, the termination of an Employer’s participation in the Plan by such Employer, or the complete discontinuance of contributions to the Plan, the Committee may direct the Trustee to distribute the accounts of each affected Participant, Former Participant or Beneficiary in accordance with the provisions of Article VIII. If a Former Participant or Beneficiary dies before the amount in his or her account has been completely distributed, the balance shall be paid to his or her Beneficiary in a lump sum.  In the event there are no Committee members acting hereunder after termination of the Plan, the

Trustee may exercise the powers of the Committee under this Section 12.6.  In addition, if there is not a quorum of the Board acting at any time sufficient to exercise the powers of the Board with respect to the Plan and Trustee, the Trustee may exercise such powers including, but not limited to, the power to terminate the Trust Fund.

ARTICLE XIII - CERTAIN PROVISIONS AFFECTING THE EMPLOYER

13.1        No Contract Between Employer and Employee.  The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of the Employment of any person. Nothing contained in this Plan nor any action taken hereunder shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the  right of the Employer to discharge any Employee at any time, nor shall it be deemed to give to the Employer the right to require the Employee to remain in his or her employ, nor shall it interfere with the Employee’s right to terminate his or her employment at any time.

13.2        Employer Not Liable for Benefit Payments.  All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Employer assumes no liability or responsibility therefor.

13.3        Information to be Furnished by the Employer.  As soon as practicable after the close of each Plan Year for which the Employer shall make a contribution to the Trustee, the Employer shall deliver to the Committee and Trustee a full and complete list of all Employees entitled to participate in the Plan and any necessary information pertaining thereto.  Whenever requested by the Trustee, the Employer shall furnish to the Committee and Trustee such other information as may be necessary for either of them to perform their duties in accordance with the provisions of the Plan.

13.4        Reliance on written Communications.  The Committee, the Trustee and the Employer and its officers and directors, shall be fully protected in acting or refraining to act in reliance upon any writing, including but not by way of limitation, any certificate, notice, resolution, request, consent, order, direction, report, appraisal, opinion, telecopy, telegram, cablegram, radiogram, letter, paper, instrument or document, believed by them or any of them to be genuine and to be signed or presented by the proper person or persons, and none of them shall be under any duty to make any investigation or inquiry as to any statement contained in any of such writings but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.  Any of them, in his or her or their discretion, may in lieu thereof accept other evidence of the matter or may require such further evidence of the matter as to him or her or them may seem reasonable.

ARTICLE XIV - MISCELLANEOUS PROVISIONS

14.1        No Diversion of Trust Fund.  It shall be impossible under any conditions, for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, Former Participants or their Beneficiaries, including the payment of the expenses of the administration of the Plan or of the Trust Fund or both.

14.2        Non-Alienation of Benefits.  Subject to the receipt by the Committee of a Qualified Domestic Relations Order (as defined in Section 14.3), the right of any Participant, Former Participant or his or her Beneficiary in any benefit, payment or to any separate account under the Plan or Trust Fund shall not be subject to alienation or assignment, and if such Participant. Former Participant or Beneficiary shall attempt to assign, transfer or dispose of such right or should such right be subject to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall ipso facto pass to such person or persons as may be appointed by the Committee from among the Beneficiaries, if any, theretofore designated by such participant or Former Participant and the spouses and blood relatives of such Participant or Former Participant, provided, however, that the Committee, in its sole discretion, may reappoint the Participant or Former Participant to receive any payment thereafter becoming due either in whole or in part.  Any appointment made by the Committee hereunder may be revoked by the Committee at any time and a further appointment made by it.  This Section 14.2 shall not apply to any amount a Participant is ordered or required to pay to the Plan under a judgment of criminal conviction involving the Plan, under a civil judgment involving the violation of ERISA’s fiduciary rules or pursuant to a settlement agreement entered into by the Participant with the Department of labor in connection with a violation (or alleged violation) of ERISA’s fiduciary rules.  A Participant’s benefits payable under this Plan shall be offset by such amount  and any such offset shall be in accordance with Code Section 401(a)(13)(C).

14.3        Qualified Domestic Relations Order. “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Committee, in accordance with the procedures established under the Plan, to constitute a Qualified Domestic Relations order within the meaning of Code Section 414(p)(1).  Effective as of April 6, 2007, a Qualified Domestic Relations Order shall include (a) an order that is issued with respect to another domestic relations order or Qualified Domestic Relations Order, including an order that revises or amends a prior order; (b) an order issued after the participant’s annuity starting date or death; or (c) an order that names as the alternate payee a person deemed financially dependent upon the participant, provided that the other requirements for a Qualified Domestic Relations Order as set forth in the Plan and/or as defined in Code Section 414(p) are satisfied.

14.4        Mailing of Policies, Payments and Notices.  The Committee, Trustee or the Company may deliver any policy, payment, check, notice or other property required to be delivered hereunder or under the Trust Fund by mailing same to the person to whom such delivery is to be made. where delivery is made by mail, it shall be deemed to have been so sent if enclosed in a securely sealed, postpaid wrapper and deposited in a United States Post Office

Department Mailbox, addressed to the person to whom it is to be mailed at such address as may have been last furnished to the Committee or the Trustee, or, if no such address shall  have been so furnished, to such person in care of the Employer. Neither the Committee nor the Trustee shall be required to make any investigation to determine the mailing address of any  person entitled to benefits hereunder.

14.5        Necessary Parties in Certain Actions and Proceedings.  In any action or proceeding affecting all or any part of the Plan or Trust Fund or the administration thereof, or for the settlement of the Trustee’s accounts or for the determination of any factual question or question of construction which may arise or for instructions to the Trustee, the only necessary parties shall, except as otherwise required by law, be the Company, the Committee and the Trustee.

14.6        Internal Revenue Service Approval.  The Plan and its related Trust Fund are contingent upon and subject to the obtaining of the initial approval of the Internal Revenue Service as may be necessary to establish the deductibility for income tax purposes of contributions made by the Employer under the Plan and Trust Fund under Code Sections 401 and 501, or of any similar provision hereinafter adopted.  The Plan and Trust Fund shall be interpreted and administered in a manner consistent with such qualification and exemption.

14.7        Binding Nature of Agreement.  This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto present and future.

14.8        Construction.  Where any legal question pertaining to the Plan and Trust or Trusts involves the law of any state, it shall be determined in accordance with the laws of the State of New York.

14.9        Headings.  The headings and articles are included solely for convenience or reference, and if there is any conflict between such headings and the text, the text shall control.

14.10           Gender and Number.  The masculine gender shall include the feminine, the feminine gender shall include the masculine and the singular shall include the plural unless the context dearly indicates otherwise.

14.11           Provisions Severable.  In the event that any provision of this Plan shall be determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted therein.

IN WITNESS WHEREOF, the undersigned has executed this amended and restated  version of the New Swank, Inc. Retirement Plan on behalf of the Company on this                                                  day of                                                ,                               .

Attest: _____________________________________	Swank, Inc. By: ________________________________ Title: _______________________________